                                                                     EXHIBIT 4.1




                         ______________________________

                        FORD CREDIT 1995-A GRANTOR TRUST

                           ASSET BACKED CERTIFICATES

                         ______________________________




                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                     Seller


                           FORD MOTOR CREDIT COMPANY
                                    Servicer


                                 CHEMICAL BANK
                           Trustee and Class A Agent



                               _________________


                        POOLING AND SERVICING AGREEMENT
                            Dated as of July 1, 1995


                               _________________

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I        Creation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II       Conveyance of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III      Reserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV       Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE V        Incorporation of Standard Terms
                      and Conditions of Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE VI       Special Definitions and Terms . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE VII      Additional Representations
                      and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VIII     Ford Motor Credit Company Not
                      to Resign as Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IX       Agent for Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE X        Additional Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . .   7


                 Schedule A -- List of Receivables

                 Schedule B -- Location of Receivables

         This Pooling and Servicing Agreement, dated as of July 1, 1995, is made with respect to the formation of the Ford Credit 1995-A Grantor Trust, among FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller ("Seller"), FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Servicer ("Servicer"), and Chemical Bank, a New York banking corporation, as trustee (in such capacity, the "Trustee") and as agent (the "Class A Agent").

                 WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                 Section 1.1 Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the Ford Credit 1995-A Grantor Trust.


                                   ARTICLE II

                 Section 2.1 Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of Certificates ("Certificates") in an aggregate amount equal to the Original Pool Balance, the Seller does hereby irrevocably sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following:

                                    (i)  the Receivables listed in Schedule A
         hereto and all monies paid thereon and due thereon on or after the Cutoff Date (including any monies received prior to the Cutoff Date that are due on or after the Cutoff Date and were not used to reduce the principal balances of the Receivables);

                                   (ii)  the security interests in the Financed
         Vehicles granted by Obligors pursuant to the Receivables;

                                  (iii)  any proceeds from claims on any
         physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors;

                                   (iv)  the Purchase Agreement, including the
         right of the Seller to cause Ford Motor Credit Company to repurchase Receivables from the Seller;

                                    (v)  Dealer Recourse;

                                   (vi)  rebates of premiums and other amounts
         relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                                  (vii)  the proceeds of any and all of the
         foregoing.


                                  ARTICLE III

                                    Reserved


                                   ARTICLE IV

                 Section 4.1 Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.1, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.


                                   ARTICLE V

                 Section 5.1 Incorporation of Standard Terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate by reference the Standard Terms and Conditions of Agreement for Ford Credit Grantor Trusts dated as of July 1, 1995 ("Standard Terms and Conditions of Agreement"), in the form attached hereto.

                                   ARTICLE VI

                 Section 6.1 Special Definitions and Terms. Whenever used in the Standard Terms and Conditions of Agreement and in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

                 The "Class A Percentage" means 93.5%.

                 The "Class B Percentage" means 6.5%.

                 The "Corporate Trust Office" at the date hereof is located at

                 450 West 33rd Street - 15th Floor
                 New York, New York  10001
                 Attention:  Corporate Trust Department

                 The "Cutoff Date" shall be July 1, 1995.

                 The first "Distribution Date" shall be August 15, 1995.

                 The "Optional Purchase Percentage" shall be 10%.

                 The "Original Pool Balance" is $1,180,009,742.91.

                 The "Pass-Through Rate" is 5.90% per annum.

                 The "Purchase Agreement" is the agreement dated as of July 1, 1995, relating to the purchase by the Seller from Ford Motor Credit Company of the Receivables.

                 The "Required Deposit Rating" shall be a rating on (i) short-term unsecured debt obligations of P-1 by Moody's Investors Service, Inc. and (ii) short-term unsecured debt obligations of A-1+ by Standard & Poor's Corporation; and any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

                 The "Servicing Fee Rate" is 1.00% per annum.

                 The "Specified Subordination Spread Account Balance" with respect to any Distribution Date shall be $8,850,074; except that in the event that on any Distribution Date (i) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Period, less any recoveries on Receivables charged off in the period or prior periods) to the Pool Balance as of the first day of each such Collection Period exceeds 2.25% or (ii) the average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of the number of Receivables that have been repossessed but not yet sold or are delinquent 60 days or more to the outstanding number of Receivables exceeds 1.50%, then the Specified Subordination Spread Account Balance for such Distribution Date shall be an amount equal to such percentage of the Pool Balance as of the opening of business of the first day of such Collection Period as is determined by deducting from eleven percent the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the Pool Balance both as of the opening of business of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $53,100,439 or less than $8,850,074. On any Distribution Date on which the aggregate balance of the Class A Certificates is $118,001,000 or less after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above or $20,650,171.

                 The "Subordination Initial Deposit" is $1,770,015.

                                  ARTICLE VII

                 Section 7.1 Additional Representations and Warranties of the Seller. The Seller does hereby make the following representations and warranties on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates:

                                    (i)  New and Used Vehicles.  Approximately
         80.0% of the aggregate Principal Balance of the Receivables, constituting 73.3% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates;

                                   (ii)  Origination.  Each Receivable shall
         have an origination date on or after January 1, 1994;

                                  (iii)  Maturity of Receivables.  Each
         Receivable shall have an original maturity of not greater than 60 months;

                                   (iv)  Minimum Annual Percentage Rate.  Each
         Receivable shall have an Annual Percentage Rate equal to or greater than 7.40%;

                                    (v)  Scheduled Payments.  Each Receivable
         shall have a first Scheduled Payment due on or prior to July 31, 1995 and no Receivable shall have a payment that is more than 30 days overdue as of the Cutoff Date;

                                   (vi)  Location of Receivable Files.  The
         Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto;

                                  (vii)  No Extensions.  The number of
         Scheduled Payments shall not have been extended on any Receivable on or before the Cutoff Date; and

                                 (viii) Rating Agencies. The rating agencies rating the Certificates are Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.


                                  ARTICLE VIII

                 Section 8.1 Ford Motor Credit Company Not to Resign as Servicer. Subject to the provisions of Section 18.3 of the Standard Terms and Conditions of Agreement, Ford Motor Credit Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Ford Motor Credit Company shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have taken the actions required by the last paragraph of Section 19.1 of the Standard Terms and Conditions of Agreement and shall have assumed the responsibilities and obligations of Ford Motor Credit Company in accordance with Section 19.2 of the Standard Terms and Conditions of Agreement.


                                   ARTICLE IX

                 Section 9.1 Agent for Service. The agent for service for the Seller and the Servicer shall be J.D. Bringard, Esq., Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121.


                                   ARTICLE X

                 Section 10.1  Additional Covenants of the Seller.

                          (a)  The Seller agrees with each nationally
recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certificates issued pursuant to this Agreement and which is then rating such Certificates that it shall not issue any additional securities that could reasonably be expected to affect materially and adversely the Certificates issued pursuant to this Agreement unless it shall have first obtained written confirmation from such rating agency that such issuance will not result in the qualification, downgrading or withdrawal of the then current rating assigned to the Class A Certificates. The Seller shall provide a copy of any such written confirmation to the Trustee.

                          (b)  The Seller shall not, without first receiving
written confirmation from each nationally recognized rating agency which has been requested by the Seller or an affiliate to rate the Class A Certificates and which is then rating such Certificates that the then current rating assigned to the Class A Certificates will not result in the qualification, downgrading or withdrawal of such rating, and, upon the Seller's receipt of such written confirmation from each such rating agency, the Trustee shall, without any exercise of its own discretion, provide its written consent to the Seller, do any of the following:

                                    (i)  engage in any business or activity
         other than those set forth in Article Third of the Seller's Certificate of Incorporation, as amended;

                                   (ii)  incur any indebtedness, or assume or
         guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with Notes (as defined in the Seller's Certificate of Incorporation, as amended) and (B) any indebtedness to Ford Motor Credit Company or any affiliate thereof incurred in connection with the acquisition of receivables, which indebtedness shall be subordinated to all other obligations of the Seller;

                                  (iii)  dissolve or liquidate, in whole or in
         part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                                    (A)    the entity (if other than the
         Seller) formed or surviving the consolidation or merger of which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Seller, including those obligations of the Seller under this Agreement, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, Article Fourth and Article Fifteen of the Seller's Certificate of Incorporation, as amended; and

                                    (B)  immediately after giving effect to the
         transaction, no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness; or

                                   (iv)  without the affirmative vote of 100%
         of the members of the Board of Directors of the Seller, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.


[The remainder of this page intentionally left blank.]

                 IN WITNESS WHEREOF, the Seller, the Servicer, and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                                   FORD CREDIT AUTO
                                                   RECEIVABLES CORPORATION


[SEAL]

ATTEST:                                    By: _______________________
                                                       TITLE:


___________________________
TITLE:


                                           FORD MOTOR CREDIT COMPANY

[SEAL]

ATTEST:                                    By: _______________________
                                                       TITLE:


___________________________
TITLE:  Assistant Secretary



                                           CHEMICAL BANK, as Trustee


ATTEST:                                    By: _______________________
                                                       TITLE:



___________________________
TITLE:  Trust Officer

                                           CHEMICAL BANK, as Class A Agent
                                                   Pursuant to Section 14.7
                                                   hereof



ATTEST:                                    By: ____________________________
                                               TITLE:



___________________________
TITLE:  Trust Officer

                                   SCHEDULE A


                              LIST OF RECEIVABLES



                              DELIVERED TO TRUSTEE


                                   AT CLOSING

                                   SCHEDULE B

                            LOCATION OF RECEIVABLES

Indianapolis
5875 Castle Creek Pkwy. North Drive
Suite 240
Indianapolis, IN  46250-4308

Detroit-North
580 Kirts Boulevard
Suite 300
Troy, MI  48084

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Ohio South
9797 Springboro Pike
Suite 302
Miamisburg, OH  45343

Detroit/West
One ParkLane Blvd.
Suite 405E
Dearborn, MI  48126

Chicago South
The Office of Waterfall Glen I
Suite 310
900 South Frontage Road
Woodridge, IL  60517

Grand Rapids
2851 Charlevoix Drive SE
Suite 300
Grand Rapids, MI  49546

Chicago - East
One River Place, Suite A
Lansing, IL  60438

Akron
175 Montroes West Avenue
Suite 300 Crown Pointe
Copley, OH  44321

Louisville
502 Executive Park
Louisville, KY  40207

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Chicago West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195-2008

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Philadelphia
Bay Colony Executive Park
575 E. Swedesford
Suite 100
Wayne, PA  19087

New Jersey South
5000 Dearborn Circle
Suite 200
Mt. Laurel, NJ  08054

Baltimore-West
1829 Reistertown Road
Baltimore, MD  21208-8861

Long Island
972 Brush Hollow Road
5th Floor
Westbury, NY  11590-1740

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850-3293

New Haven
116 Washington Ave.
Floor #4
North Haven, CT  06473

Norfolk
Greenbrier Pointe
1401 Greenbrier Pkwy.
Suite 350
Chesapeake, VA  23320

New Jersey North
103 Eisenhower Parkway
4th Floor
Roseland, NJ  07068-1069

Pittsburgh
Foster Plaza 9
750 Holiday Drive
4th Floor, Suite 420
Pittsburgh, PA  15220-2783

Richmond
300 Arboretum Place
Suite 320
Richmond, VA  23236

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Westchester
660 White Plains Road
Tarrytown, NY  10591-0010

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Orlando
2600 Lake Lucien Drive
Suite 306, The Forum Bldg.
Maitland, FL  32751

Memphis
6555 Quince Road
Suite 300
Memphis, TN  38119

Atlanta - North
North Park Town Center
1000 Abernathy Rd. N.E.
Bldg. 400, Suite 180
Atlanta, GA  30328

Greensboro
1500 Pinecroft Rd.
Suite 220
Greensboro, NC  27407

Charlotte
5832 Farm Pond Lane
Suite 200
Charlotte, NC  28212

Jacksonville
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jackson
Highland Village Center
4500 I-55 North
Suite 292
Jackson, MS  39211

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Miami
6303 Blue Lagoon Drive
Suite 200
Miami, FL  33126

Dothan
3160 West Main Street
Suite 1
Dothan, AL  36301-1180

Nashville
565 Marriott Drive
Suite 190, Highland Ridge
Nashville, TN  37210

Raleigh
3651 Trust Drive
Raleigh, NC  27604

Tampa
Lincoln Pointe, Suite 800
2502 Rocky Point Drive
Tampa, FL  33607

Odessa
Ashford Park Office Center
Suite 201A
2626 John Ben Sheppard Parkway
Odessa, TX  79762

Lubbock
Suite 200
4010 82nd Street
Lubbock, TX  79424

Dallas
801 E. Campbell Road
Suite 600, Campbell Forum
Richardson, TX  75801

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Fort Worth
2350 W. Airport Hwy.
Suite 400, Center Park Tower
Bedford, TX  76022

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77704

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Harlingen
1916 East Harrison
Harlingen, TX  78550

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Little Rock
1701 Centerview Dr.
Suite 301
Little Rock, AR  72211

Amarillo
1616 S. Kentucky
Suite 130  Bldg. D
Amarillo, TX  79102

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Albuquerque
6100 Uptown Blvd., NE
Suite 300
Albuquerque, NM  87110

Houston-North
363 N. Sam Houston Pkwy. E.
Suite 700
Houston, TX  77060

San Antonio
1600 N.E. Loop 410
Suite 200
San Antonio, TX  78209

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Minneapolis
11095 Viking Drive
Suite 308, One Southwest Crossing
Eden Prairie, MN  55344-7290

Wichita
7570 West 21st Street
Wichita, KS  67212

St. Louis
4227 Earth City Exp.
Suite 100
Earth City, MO  63045

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8717 West 110th Street
Bldg. #14, Suite 550
Overland Park, KS  66210

Des Moines
4200 Corporate Drive
Suite 107
West Des Moines, IA  50266

Omaha
10040 Regency Circle
Suite 100
Omaha, NE  68114-3786

Davenport
2535 Tech Drive
Suite 300, Commerce Exch. Bldg.
Bettendorf, IA  52722

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Fargo
3100 13th Ave. South
Suite 304
Fargo, ND  58103

Springfield
3275 E. Ridgeview
Springfield, MO  65804-1816

Waterloo
211 E. San Marnan Dr.
Waterloo, IA  50702

San Bernadino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

Salt Lake City
310 E. 4500 South
Suite 340
Murray, UT  84017

Honolulu
1585 Kapiolani Blvd.
Suite 922, Ala Moano Pacific Center
Honolulu, HI  96814

Spokane
North 901 Monroe
Suite 350
Spokane, WA  99210-2148

Grand Junction
744 Horizon Ct.
Suite 330
Grand Junction, CO  81506

San Francisco
4301 Hacienda Dr.
Suite 400
Pleasanton, CA  94588

Portland
10220 S.W. Greenburg Rd.
Suite 415
Portland, OR  97223-5506

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

Phoenix
4742 North 24th Street
Suite 215
Phoenix, AZ  85016

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98006

Orange
765 The City Drive
Suite 200
Orange, CA  92668

Anchorage
3201 C Street
Suite 203
Anglo Building
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915-8861

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Columbus
655 Metro Place South
Suite 470, Metro V
Dublin, OH  43017-0792

Henderson
618 North Green Street
Henderson, KY  42420

Lansing
2140 University Park Drive
Okemos, MI  48864

Marshall
1408 North Michigan
Marshall, IL  62441

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

Huntington
3425 U.S. Route 60 East
Barboursville, WV  25504

Buffalo
95 John Muir Drive
Suite 102
Amherst, NY  14228

Manchester
4 Bedford Farms
Bedford, NH  03110

Harrisburg
4900 Ritter Road
Mechanicsburg, PA  17055

Boston South
Southboro Place, 2nd Floor
352 Turnpike Road
Southboro, MA  0772

Boston North
One Tech Drive, 3rd Floor
Andover, MA  01810-2497

Portland
2401 Congress Street
Portland, ME  04102

Albany
5 Pine West Plaza
Albany, NY  12205

Roanoke
5238 Valley Pointe Pkwy.
Roanoke, VA  24019

Falls Church
1420 Springhill Road
Suite 550
McLean, VA  22102

Bristol
Landmark Center
113 Landmark Lane
Bristol, TN  37625

Chattanooga
6025 Lee Highway
Suite 443
Chattanooga, TN  37421

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Fayetteville
4317 Ramsey Street
Suite 300
Fayetteville, NC  28311

Athens
3708 Atlanta Highway
Athens, GA  30604

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31405

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Oklahoma City
4101 Perimeter Ctr Dr.
Suite 300, Perimeter Center
Oklahoma City, OK  73112-2304

Baltimore-East
Campbell Corporate Center One
4940 Campell Blvd., Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Cheyenne
6234 Yellowstone
Cheyenne, WY  82009

Cape Girardeau
2851 Independence
Cape Girardeau, MO  63701

Atlanta -South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Pasadena
800 East Colorado Blvd.
Suite 400
Pasadena, CA  91109

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

South Bay
301 E. Ocean Boulevard
Suite 1900
Long Beach, CA  90802

Ventura
260 Maple court
Suite 210
Ventura, CA  93003

Las Vegas
3900 Paradise Road
Suite 239
Las Vegas, NV  89109

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Tupelo
1 Mississippi Plaza
Tupelo, MS  38801

Charleston
4975 Lacross Road
Suite 150, Rivergate Center
North Charleston, SC  29418-6518

Western Carolina
215 Thompson Street
Hendersonville, NC  28739-2828

New Orleans
3330 W. Esplanade Avenue
Suite 200
Metairie, LA  70002

Lafayette
Saloom Office Park
Suite 350
100 Asma Boulevard
Lafayette, LA  70508

Shreveport
South Pointe Centre
3007 Knight Street
Suite 200
Shreveport, LA  71105

                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                     SELLER



                           FORD MOTOR CREDIT COMPANY
                                    SERVICER





                   Standard Terms and Conditions of Agreement
                            Dated as of July 1, 1995

                               TABLE OF CONTENTS

                                  ARTICLES I-X
                                    RESERVED



                                   ARTICLE XI

                                  INTRODUCTION

                                  Definitions

Section 11.1  Definitions . . . . . . . . . . . . . . . . . .   XI-1
Section 11.2  Usage of Terms  . . . . . . . . . . . . . . . .  XI-16
Section 11.3  Cutoff Date and Record Date . . . . . . . . . .  XI-17
Section 11.4  Section References  . . . . . . . . . . . . . .  XI-17
Section 11.5  Compliance Certificates and Opinions  . . . . .  XI-17

                                  ARTICLE XII

                                The Receivables

Section 12.1   Representations and Warranties
               of Seller  . . . . . . . . . . . . . . . . . .  XII-1
Section 12.2  Repurchase Upon Breach  . . . . . . . . . . . .  XII-5
Section 12.3   Custody of Receivable Files  . . . . . . . . .  XII-6
Section 12.4   Duties of Servicer as Custodian  . . . . . . .  XII-6
Section 12.5   Instructions; Authority to Act   . . . . . . .  XII-7
Section 12.6   Custodian's Indemnification  . . . . . . . . .  XII-7
Section 12.7   Effective Period and Termination   . . . . . .  XII-8

                                  ARTICLE XIII

                  Administration and Servicing of Receivables

Section 13.1   Duties of Servicer   . . . . . . . . . . . . .  XIII-1
Section 13.2   Collection of Receivable Payments  . . . . . .  XIII-2
Section 13.3   Realization Upon Receivables   . . . . . . . .  XIII-2
Section 13.4   [Reserved] . . . . . . . . . . . . . . . . . .  XIII-2
Section 13.5   Maintenance of Security Interests
               in Financed Vehicles   . . . . . . . . . . . .  XIII-2
Section 13.6   Covenants of Servicer  . . . . . . . . . . . .  XIII-3
Section 13.7   Purchase of Receivables Upon
               Breach   . . . . . . . . . . . . . . . . . . .  XIII-3
Section 13.8   Servicer Fee . . . . . . . . . . . . . . . . .  XIII-4
Section 13.9   Servicer's Certificate   . . . . . . . . . . .  XIII-4

Section                                                         Page
- -------                                                         ----
Section 13.10  Annual Statement as to Compliance;
               Notice of Default  . . . . . . . . . . . . . .  XIII-5
Section 13.11  Annual Independent Certified
               Public Accountant's Report   . . . . . . . . .  XIII-5
Section 13.12  Access to Certain Documentation
               and Information Regarding
               Receivables  . . . . . . . . . . . . . . . . .  XIII-6
Section 13.13  Servicer Expenses  . . . . . . . . . . . . . .  XIII-6

                                  ARTICLE XIV

                  Distributions; Subordination Spread Account;
                        Statements to Certificateholders

Section 14.1   Accounts . . . . . . . . . . . . . . . . . . .   XIV-1
Section 14.2   Collections  . . . . . . . . . . . . . . . . .   XIV-3
Section 14.3   Application of Collections   . . . . . . . . .   XIV-4
Section 14.4   Advances   . . . . . . . . . . . . . . . . . .   XIV-4
Section 14.5   Additional Deposits  . . . . . . . . . . . . .   XIV-5
Section 14.6   Distributions  . . . . . . . . . . . . . . . .   XIV-5
Section 14.7   Subordination; Subordination
               Spread Account; Priority of
               Distributions  . . . . . . . . . . . . . . . .  XIV-10
Section 14.8   Net Deposits   . . . . . . . . . . . . . . . .  XIV-15
Section 14.9   Statements to Class A
               Certificateholders   . . . . . . . . . . . . .  XIV-15

                                   ARTICLE XV

                            [Intentionally Omitted]

                                  ARTICLE XVI

                                The Certificates

Section 16.1   The Certificates   . . . . . . . . . . . . . .   XVI-1
Section 16.2   Authentication of Certificates   . . . . . . .   XVI-1
Section 16.3   Registration of Transfer and
               Exchange of Certificates   . . . . . . . . . .   XVI-2
Section 16.4   Mutilated, Destroyed, Lost, or Stolen
               Certificates   . . . . . . . . . . . . . . . .   XVI-4
Section 16.5   Persons Deemed Owners  . . . . . . . . . . . .   XVI-4
Section 16.6   Access to List of
               Certificateholders' Names

Section                                                          Page
- -------                                                          ----
               and Addresses  . . . . . . . . . . . . . . . .   XVI-4
Section 16.7   Maintenance of Office or Agency  . . . . . . .   XVI-5
Section 16.8   Book-Entry Certificates  . . . . . . . . . . .   XVI-5
Section 16.9   Notices to Clearing Agency . . . . . . . . . .   XVI-7
Section 16.10  Definitive Certificates  . . . . . . . . . . .   XVI-7


                                  ARTICLE XVII

                                   The Seller

Section 17.1   Representations of Seller  . . . . . . . . . .  XVII-1
Section 17.2   Liability of Seller; Indemnities   . . . . . .  XVII-3
Section 17.3   Merger or Consolidation of,
               or Assumption of the Obligations
               of, Seller   . . . . . . . . . . . . . . . . .  XVII-4
Section 17.4   Limitation on Liability of Seller
               and Others   . . . . . . . . . . . . . . . . .  XVII-4
Section 17.5   Seller May Own Certificates  . . . . . . . . .  XVII-5

                                 ARTICLE XVIII

                                  The Servicer

Section 18.1   Representations of Servicer  . . . . . . . . . XVIII-1
Section 18.2   Indemnities of Servicer  . . . . . . . . . . . XVIII-3
Section 18.3   Merger or Consolidation of, or
               Assumption of the Obligations of,
               Servicer   . . . . . . . . . . . . . . . . . . XVIII-5
Section 18.4   Limitation on Liability of
               Servicer and Others  . . . . . . . . . . . . . XVIII-5
Section 18.5   Delegation of Duties   . . . . . . . . . . . . XVIII-6

                                  ARTICLE XIX

                                    Default

Section 19.1   Events of Default  . . . . . . . . . . . . . .   XIX-1
Section 19.2   Appointment of Successor   . . . . . . . . . .   XIX-3
Section 19.3   Repayment of Advances  . . . . . . . . . . . .   XIX-4
Section 19.4   Notification to Certificateholders   . . . . .   XIX-4
Section 19.5   Waiver of Past Defaults  . . . . . . . . . . .   XIX-4

Section                                                         Page
- -------                                                         ----

                                   ARTICLE XX

                                  The Trustee

Section 20.1   Duties of Trustee  . . . . . . . . . . . . . .    XX-1
Section 20.2   Trustee's Certificate  . . . . . . . . . . . .    XX-4
Section 20.3   Trustee's Assignment of Purchased
               Receivables  . . . . . . . . . . . . . . . . .    XX-4
Section 20.4   Certain Matters Affecting Trustee  . . . . . .    XX-4
Section 20.5   Trustee Not Liable for Certificates
               or Receivables   . . . . . . . . . . . . . . .    XX-7
Section 20.6   Trustee May Own Certificates   . . . . . . . .    XX-8
Section 20.7   Trustee's Fees and Expenses  . . . . . . . . .    XX-8
Section 20.8   Indemnity of Trustee and
               Class A Agent  . . . . . . . . . . . . . . . .    XX-9
Section 20.9   Eligibility Requirements for
               Trustee  . . . . . . . . . . . . . . . . . . .   XX-10
Section 20.10  Resignation or Removal of
               Trustee  . . . . . . . . . . . . . . . . . . .   XX-10
Section 20.11  Successor Trustee  . . . . . . . . . . . . . .   XX-11
Section 20.12  Merger or Consolidation of Trustee   . . . . .   XX-12
Section 20.13  Appointment of Co-Trustee or
               Separate Trustee   . . . . . . . . . . . . . .   XX-12
Section 20.14  Representations and Warranties
               of Trustee   . . . . . . . . . . . . . . . . .   XX-14
Section 20.15  Tax Returns  . . . . . . . . . . . . . . . . .   XX-15
Section 20.16  Trustee May Enforce Claims
               Without Possession of
               Certificates   . . . . . . . . . . . . . . . .   XX-15
Section 20.17  Suits for Enforcement  . . . . . . . . . . . .   XX-15
Section 20.18  Rights of Certificateholders to
               Direct Trustee   . . . . . . . . . . . . . . .   XX-15

                                  ARTICLE XXI

                                  Termination

Section 21.1   Termination of the Trust   . . . . . . . . . .   XXI-1
Section 21.2   Optional Purchase of All Receivables   . . . .   XXI-2

Section                                                         Page
- -------                                                         ----

                                  ARTICLE XXII

                            Miscellaneous Provisions

Section 22.1   Amendment  . . . . . . . . . . . . . . . . . .  XXII-1
Section 22.2   Protection of Title to Trust   . . . . . . . .  XXII-2
Section 22.3   Limitation on Rights of
               Certificateholders   . . . . . . . . . . . . .  XXII-5
Section 22.4   Governing Law  . . . . . . . . . . . . . . . .  XXII-7
Section 22.5   Notices  . . . . . . . . . . . . . . . . . . .  XXII-7
Section 22.6   Severability of Provisions . . . . . . . . . .  XXII-7
Section 22.7   Assignment   . . . . . . . . . . . . . . . . .  XXII-8
Section 22.8   Certificates Nonassessable
               and Fully Paid   . . . . . . . . . . . . . . .  XXII-8
Section 22.9   Further Assurances   . . . . . . . . . . . . .  XXII-8
Section 22.10  No Waiver; Cumulative Remedies   . . . . . . .  XXII-8
Section 22.11  Third-Party Beneficiaries  . . . . . . . . . .  XXII-8
Section 22.12  Actions by Certificateholders  . . . . . . . .  XXII-9

                                    EXHIBITS

Exhibit  A     -        Form of Class A Certificate
Exhibit  B     -        Form of Class B Certificate
Exhibit  C     -        Form of Depository Agreement
Exhibit  D-1   -        Form of Trustee's Certificate
                        (assignment to Seller)
Exhibit  D-2   -        Form of Trustee's Certificate
                        (assignment To Servicer)

                           FORD CREDIT GRANTOR TRUSTS
                   STANDARD TERMS AND CONDITIONS OF AGREEMENT
                            DATED AS OF JULY 1, 1995


                                  INTRODUCTION


                 These Standard Terms and Conditions of Agreement shall be applicable to Ford Credit Grantor Trusts formed on or after the date hereof, with respect to which a Pooling and Servicing Agreement incorporating by reference these Standard Terms and Conditions of Agreement shall have been executed.


                          ARTICLE I THROUGH X RESERVED


                                  ARTICLE XI


                                  INTRODUCTION

                                  Definitions


                 Section 11.1 Definitions. Whenever used in the Agreement (including these Standard Terms and Conditions of Agreement), the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                 "Advance" means the amount, as of the last day of a Collection Period, which the Servicer is required to advance on the respective Receivable pursuant to Section 14.4(a).

                 "Agreement" means the Pooling and Servicing Agreement executed by the Seller, the Servicer and the Trustee as of the Cutoff Date, into which these Standard Terms and Conditions of Agreement shall be incorporated by reference, and all amendments and supplements thereto.

                 "Amount Financed" with respect to a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

                 "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

                 "Available Interest" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on Receivables allocable to interest (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account, in each case to the extent allocable to interest),
(ii) Liquidation Proceeds to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (iii) all Advances made by the Servicer of interest due on Receivables and all amounts advanced by the Servicer pursuant to Section 14.4(b), and (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period to the extent attributable to accrued interest thereon; provided, however that in calculating the Available Interest the following will be excluded: (i) amounts received on Receivables to the extent that the Servicer has previously made an unreimbursed Advance of interest; and (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances of interest.

                 "Available Principal" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all collections on Receivables allocable to principal (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account, in each case to the extent allocable to principal), (ii) Liquidation Proceeds attributable to principal in accordance with the Servicer's customary servicing procedures, (iii) all Advances made by the Servicer of principal due on the Receivables, (iv) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, and (v) partial prepayments attributable to any refunded item included in the Amount Financed, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to below the

Scheduled Payment as of the Cutoff Date; provided, however, that in calculating the Available Principal the following will be excluded: (i) amounts received on Receivables to the extent that the Servicer has previously made an unreimbursed Advance of principal; and (ii) Liquidation with respect to a particular Receivable to the extent of any unreimbursed Advances of principal.

                 "Book-Entry Certificates" shall mean a beneficial interest in the Class A Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 16.8.

                 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York shall be authorized or obligated by law, executive order, or governmental decree to remain closed.

                 "Certificate" means the Class A Certificate and the Class B Certificate.

                 "Certificate Account" means the account designated as such, established and maintained pursuant to Section 14.1.

                 "Certificateholder" or "Holder" means the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained; provided, that the Trustee shall not be liable for the inclusion in any such determination of any interest evidenced by any Class A Certificate registered in the name of any Person controlling, controlled by, or under common control with the Seller or the Servicer unless a Trust Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith had actual knowledge that such Person so controlled, was controlled by, or was under common con-trol with, the Seller or the Servicer, as the case may be.

                 "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the Certificateholder.

                 "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 16.3.

                 "Class A Agent" shall have the meaning specified in Section
14.7.

                 "Class A Certificate" means any one of the Certificates executed by the Trust and authenticated by the Trustee in sub- stantially the form set forth in Exhibit A hereto.

                 "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Original Pool Balance and, thereafter, shall equal the initial Class A Certificate Balance, reduced by all amounts distributed to the Class A Certificateholders and allocable to principal.

                 "Class A Certificate Factor" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the Class A Certificate Balance as of the Cutoff Date.

                 "Class A Distributable Amount" means on any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

                 "Class A Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

                 "Class A Interest Distributable Amount" means, for any Distribution Date, thirty (30) days of interest at the Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period.

                 "Class A Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

                 "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Percentage of: (i) the principal portion of all Scheduled Payments due during the preceding Collection Period; (ii) the principal portion of all prepayments in full received during the preceding Collection Period (and certain partial prepayments relating to rebates of extended warranty contract costs and insurance premiums or which cause a reduction in the Obligor's periodic payment to below the Scheduled Payment as of the Cutoff Date) (without duplication of amounts included in clause (i) above); (iii) the Principal Balance of each Receivable that became a Purchased Receivable under an obligation that arose during the preceding Collection Period (without duplication of amounts referred to in clauses (i) and (ii) above) and (iv) the Principal Balance of each Receivable liquidated by the Servicer during the preceding Collection Period.

                 "Class B Certificate" means any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit B hereto.

                 "Class B Certificate Balance" shall equal, initially, the Class B Percentage of the Original Pool

Balance and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts distributed to Class B Certificateholders (or deposited in the Subordination Spread Account not including the Subordination Initial Deposit) and allocable to principal and by the Class A Principal Carryover Shortfall and the Class B Principal Carryover Shortfall.

                 "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

                 "Class B Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Interest Distributable Amount plus any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date over the amount of interest that the holders of the Class B Certificates received (including amounts deposited in the Subordination Spread Account) on such current Distribution Date.

                 "Class B Interest Distributable Amount" means, with respect to any Distribution Date, thirty (30) days of interest at the Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period plus the excess, for each Receivable having an APR greater than the sum of the Pass-Through Rate and the Servicing Fee Rate, of the interest portion of the Scheduled Payment over the portion of such interest equal to interest at the sum of the Pass-Through Rate and the Servicing Fee Rate.

                 "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates received (including amounts deposited in the Subordination Spread Amount) on such current Distribution Date.

                 "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Percentage of: (i) the principal portion of all Scheduled Payments due during the preceding Collection

Period, (ii) the principal portion of all prepayments in full received during the preceding Collection Period (and certain partial prepayments relating to rebates of extended warranty contract costs and insurance premiums or which cause a reduction in the Obligor's periodic payment to below the Scheduled Payment as of the Cutoff Date) (without duplication of amounts included in clause (i) above), (iii) the Principal Balance of each Receivable that became a Purchased Receivable under an obligation that arose during the preceding Collection Period (without duplication of amounts included in clauses (i) and (ii) above) and (iv) the Principal Balance of each Receivable liquidated by the Servicer during the preceding Collection Period.

                 "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Collection Account" means the account designated as such, established and maintained pursuant to Section 14.1.

                 "Collection Period" means a calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: 1) all applications of collections, 2) all current and previous Payaheads, 3) all applications of Payahead Balances, 4) all Advances and reductions of Outstanding Advances and 5) all distributions.

                 "Corporate Trust Office" means the office of the Trustee at which its corporate trust business shall be administered, which office at the date of the Agreement shall be specified therein.

                 "Cutoff Date" means the date specified as such in the Agreement.

                 "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to Ford Motor Credit Company under an existing agreement between such dealer and Ford Motor Credit Company.

                 "Dealer Recourse" means, with respect to a Receivable (i) any amount paid by a Dealer or credited against a reserve established for, or held on behalf of, a Dealer in excess of that portion of finance charges rebated to the Obligor which is attributable to the Dealer's participation, if any, in the Receivable, and (ii) all recourse rights against the Dealer which originated the Receivable and any successor Dealer.

                 "Definitive Certificates" shall have the meaning specified in
Section 16.8.

                 "Delivery" when used with respect to Subordination Spread Account Property means:

                        (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Class A Agent by physical delivery to the Class A Agent in the State of New York indorsed to, or registered in the name of, the Class A Agent or indorsed in blank, and, with respect to "money" as defined in Section 1-201(24) of the UCC, delivery thereof to the Class A Agent in the State of New York, and with respect to a "certificated security" (as defined in Section 8-102(1)(a) of the UCC) transfer thereof (i) by delivery of such certificated security indorsed to, or registered in the name of, the Class A Agent or indorsed in blank to a financial intermediary (as defined in Section 8-313(4) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging solely and exclusively to the Class A Agent (acting in its capacity under Section 14.7) and the sending by such financial intermediary of a confirmation to the Class A Agent of the purchase of such certificated security by the Class A Agent, or (ii) by delivery thereof to a "clearing corporation" (as defined in section 8-102(3) of the UCC) either in bearer form, in registered form registered to the clearing corporation or to a "custodian bank" (as defined in Section 8-102(4) of the UCC) or a nominee of either of them subject to the clearing corporations exclusive control and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance in the State of New York of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the indorsement thereof to the clearing corporation or such custodian bank or a nominee of either of them subject to the clearing corporation's exclusive control, the sending of a confirmation to the Class A Agent by the financial intermediary of the purchase by the Class A Agent of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging solely and exclusively to the Class A Agent (acting in its capacity under Section 14.7) (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Class A Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Subordination Spread Account Property to the Class A Agent (as defined herein), consistent with changes in applicable law or regulations or the interpretation thereof; and

                        (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Class A Agent of the purchase by the Class A Agent of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging solely and exclusively to the Class A Agent acting in its capacity under Section 14.7 and indicating that such custodian holds such Subordination Spread Account Property solely as agent for the Class A Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Subordination Spread Account Property to the Class A Agent, consistent with changes in applicable law or regulations or the interpretation thereof.

                 "Depository Agreement" means the agreement among the Seller, the Trustee, and the initial Clearing Agency, dated as of the date of the Agreement, substantially in the form attached hereto as Exhibit C.

                 "Determination Date" means the eighth Business Day but not later than the 10th day of each calendar month.

                 "Distribution Date" means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the date specified in the Agreement.

                 "Event of Default" means an event specified in Section 19.1.

                 "Financed Vehicle" means a new or used automobile or light truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                 "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

                 "Liquidated Receivable" means a Receivable which, by its terms, is in default and as to which the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the Financed Vehicle.

                 "Liquidation Proceeds" means the monies collected from whatever source, during the respective Collection Period, on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor.

                 "Monthly Remittance Condition" has the meaning assigned to such term in Section 14.1(b) hereof.

                 "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (not including any Dealer in respect of Dealer Recourse).

                 "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, or the controller of the Seller or the Servicer, as appropriate.

                 "Opinion of Counsel" means a written opinion of counsel who may but need not be counsel to the Seller or Servicer, which counsel shall be acceptable to the Trustee.

                 "Optional Purchase Percentage" means the percentage specified in the Agreement.

                 "Original Pool Balance" means the Pool Balance as of the Cutoff Date, as specified in the Agreement.

                 "Outstanding Advances" on a Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Advances as reduced by payments as specified in Section 14.4(a) with respect to such Receivable.

                 "Pass-Through Rate" means the interest rate payable to Certificateholders, as specified in the Agreement.

                 "Payahead" on a Receivable means the amount, as of the close of business on the last day of a Collection Period, specified in Section 14.3 with respect to such Receivable.

                 "Payahead Account" means the account designated as such, established and maintained pursuant to Section 14.1.

                 "Payahead Balance" on a Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Receivable (including any amount paid by or on behalf of the Obligor prior to the Cutoff Date that is due on or after the Cutoff Date and was not used to reduce the principal balance of such Receivable), as reduced by applications of previous Payaheads with respect to such Receivable, pursuant to Sections 14.3 and 14.4.

                 "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                 "Physical Property" has the meaning assigned to such term in the definition of the term "Delivery" in this Section 11.1.

                 "Pool Balance" as of the close of business of the last day of a Collection Period means the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables); provided, that where the Pool Balance is relevant in determining whether the requisite percentage of Class A Certificateholders necessary to effect any consent, waiver, request, or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the Pool Balance (without giving effect to this provision) represented by the interests evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer.

                 "Pool Factor" as of the last day of a Collection Period means a seven-digit decimal figure equal to the Pool Balance divided by the Original Pool Balance.

                 "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (a) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method,
(b) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed, (c) any payment of the Purchase Amount with respect to the Receivable allocable to principal and (d) any prepayment in full or any partial prepayments applied to reduce the principal balance of the Receivable.

                 "Program" has the meaning assigned to such term in Section
13.11 hereof.

                 "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to be paid by an Obligor to prepay in full the respective Receivable under the terms thereof (which amount shall include a full month's interest, in the month of payment, at the Annual Percentage Rate).

                 "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of respective Collection Period by the Servicer pursuant to Section 13.7 or by the Seller pursuant to Section 12.2.

                 "Realized Losses" means, the excess of the Principal Balance of any Liquidated Receivable (as reduced by any Payaheads) over Liquidation Proceeds to the extent allocable to principal received in the Collection Period.

                 "Receivable" means any retail installment sale contract which shall appear on Schedule A to the Agreement (which Schedule A may be in the form of microfiche) and any amendments, modifications or supplements to such retail installment sale contract which has not been released by the Trustee from the Trust.

                 "Receivable Files" means the documents specified in Section
12.3.

                 "Record Date" means the fourteenth day of the current calendar month; provided, however, that if Definitive Certificates are issued pursuant to Section 16.10 hereof, subsequent to the issuance of such Definitive Certificates the Record Date for any Distribution Date shall be the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs.

                 "Required Deposit Rating" means the rating specified in the Agreement.

                 "Residual Certificate" has the meaning assigned to such term in Section 16.1 hereof.

                 "Scheduled Payment" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

                 "Seller" means Ford Credit Auto Receivables Corporation as the seller of the Receivables under the Agreement, and each successor to Ford Credit Auto Receivables Corporation (in the same capacity) pursuant to Section 17.3.

                 "Servicer" means Ford Motor Credit Company as the servicer of the Receivables, and each successor to Ford Motor Credit Company (in the same capacity) pursuant to Section 18.3 or 19.2.

                 "Servicer Fees" means the sum of the Servicing Fee and the Supplemental Servicing Fee.

                 "Servicer's Certificate" means a certificate completed and executed by the Servicer by any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of the Servicer pursuant to Section 13.9.

                 "Servicing Fee" means, with respect to a Collection Period, the fee payable to the Servicer for services rendered during the respective Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

                 "Servicing Fee Rate" means the percentage set forth in the Agreement.

                 "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

                 "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                 "State" means any state or commonwealth of the United States of America, or the District of Columbia.

                 "Subordination Initial Deposit" means the amounts, if any, deposited into the Subordination Spread Account on the date of initial issuance of the Certificates pursuant to Section 14.7 and specified in the Agreement.

                 "Subordination Spread Account" means the account established and maintained pursuant to Section 14.7.

                 "Subordination Spread Account Property" has the meaning specified in Section 14.7(a)(ii).

                 "Supplemental Servicing Fee" means the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section 13.8.

                 "Total Available Amount" shall mean, for each Distribution Date, the sum of the Available Interest and the Available Principal.

                 "Trust" means the trust created by the Agreement, the estate of which shall consist of the Receivables (other than Purchased Receivables) and all monies paid thereon other than amounts deposited or to be deposited in the Payahead Account, and all monies due thereon, on or after the Cutoff Date; security interests in the Financed Vehicles; funds deposited in the Collection Account and the Certificate Account and proceeds thereof; any property (including the right to receive Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee; proceeds from claims on any physical damage, credit life, or disability insurance policies covering Financed Vehicles or Obligors; any Dealer Recourse; all right, title and interest of the Seller in and to the Purchase Agreement; and the proceeds of any and all of the foregoing.

                 "Trustee" means the Person acting as Trustee under the Agreement, its successor in interest, and any successor trustee pursuant to
Section 20.11.

                 "Trustee Officer" means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Trustee's Certificate" means a certificate completed and executed by the Trustee by a Trustee Officer pursuant to Section 20.2, substantially in the form of, in the case of assignment to the Seller, Exhibit D-1 and in the case of an assignment to the Servicer, Exhibit D-2.

                 "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

                 Section 11.2 Usage of Terms. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                 Section 11.3 Cutoff Date and Record Date. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

                 Section 11.4 Section References. All section references shall be to Sections in these Standard Terms and Conditions of Agreement.

                 Section 11.5 Compliance Certificates and Opinions. Upon any application or request by the Seller or the Servicer to the Trustee to take any action under any provision herein, the Seller or the Servicer (as the case may be) shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided herein shall include:

                                (1)  a statement that each individual
        signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                                (2)    a brief statement as to the
        nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                (3)    a statement that, in the
        opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                (4)    a statement as to whether or
        not, in the opinion of each such individual, such condition or covenant has been complied with.

                                 ARTICLE XII


                                The Receivables

                 Section 12.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee and, if applicable, any subsequent assignment or transfer pursuant to Article XV:

                                    (i)    Characteristics of Receivables.
         Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from Ford Motor Credit Company, which in turn shall have purchased such Receivables from such Dealer under an existing dealer agreement with Ford Motor Credit Company, and shall have been validly assigned by such Dealer to Ford Motor Credit Company, which in turn shall have been validly assigned by Ford Motor Credit Company to the Seller in accordance with its terms, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of Ford Motor Credit Company in the Financed Vehicle, which security interest has been assigned by Ford Motor Credit Company to the Seller, which in turn shall be assignable by the Seller to the Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level





                                    XII-1
         payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance.

                                   (ii)    Schedule of Receivables.  The
         information set forth in Schedule A to the Agreement shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Receivables.

                                  (iii)    Compliance with Law.  Each
         Receivable and the sale of the Financed Vehicle shall have complied at the time it was originated or made and at the execution of the Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                                   (iv)    Binding Obligation.  Each Receivable
         shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

                                    (v)    No Government Obligor.  None of the
         Receivables shall be due from the United States of America or any State or from





                                    XII-2
         any agency, department, or instrumentality of the United States of America or any State.

                                   (vi)    Security Interest in Financed
         Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of Ford Motor Credit Company as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of Ford Motor Credit Company as secured party.

                                  (vii)    Receivables in Force.  No Receivable
         shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                                 (viii)    No Waiver.  No provision of a
         Receivable shall have been waived.

                                   (ix)    No Defenses.  No right of
         rescission, setoff, counterclaim, or defense shall have been as-serted or threatened with respect to any Receivable.

                                    (x)    No Liens.  To the best of the
         Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                                   (xi)    No Default.  Except for payment
         defaults continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the





                                    XII-3
         terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing.

                                  (xii)    Insurance.  Ford Motor Credit
         Company, in accordance with its customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                                 (xiii)    Title.  It is the intention of the
         Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Trustee for the benefit of the Certificateholders shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected under the UCC.

                                  (xiv)    Valid Assignment.  No Receivable
         shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under the Agreement or pursuant to transfers of the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.





                                    XII-4

                                   (xv)    All Filings Made.  All filings
         (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

                                  (xvi)    Chattel Paper.  Each Receivable
         constitutes "chattel paper" as defined in the UCC.

                                 (xvii)    No Simple Interest Receivables.
         None of the Receivables are Simple Interest Receivables.

                                (xviii)    One Original.  There shall be only
         one original executed copy of each Receivable.

                                  (xix)    Agreement.  The representations and
         warranties in the Agreement shall be true.

                 Section 12.2 Repurchase Upon Breach. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties to the Agreement and Ford Motor Credit Company promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 12.1. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery, the Trustee shall enforce the obligation of the Seller under the Purchase Agreement, and, if necessary, the Seller shall enforce the obligation of Ford Motor Credit Company under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 14.5. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 12.1 shall be to require the Seller to repurchase Receivables pursuant to this Section 12.2 or to enforce the obligation of Ford Motor Credit Company to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.





                                    XII-5

                 Section 12.3 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

                                    (i)    The original of the Receivable.

                                   (ii)    The original credit application
         fully executed by the Obligor or a photocopy thereof.

                                  (iii)    The original certificate of title or
         such documents that the Servicer or Ford Motor Credit Company shall keep on file, in accordance with its customary procedures, evidencing the security interest of Ford Motor Credit Company in the Financed Vehicle.

                                   (iv)    Any and all other documents that the
         Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                 The Servicer shall provide an Officer's Certificate to the Trustee confirming that the Servicer has received on behalf of the Trustee all the documents and instruments necessary for the Servicer to act as the agent of the Trustee for the purposes set forth in this Section, including the documents referred to herein, and the Trustee is hereby authorized to rely on such Officer's Certificate.


                 Section 12.4    Duties of Servicer as Custodian.

                        (a) Safekeeping. The Servicer shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, re-





                                    XII-6
cords, and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with these Standard Terms and Conditions of Agreement.
In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under the Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping.
The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

                        (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

                 Section 12.5 Instructions; Authority to Act. All instructions from the Trustee shall be in writing and signed by a Trust Officer, and the Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

                 Section 12.6 Custodian's Indemnification. The Servicer as custodian shall indemnify the Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted





                                    XII-7
against the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee.

                 Section 12.7 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 12.7. If Ford Motor Credit Company shall resign as Servicer in accordance with the provisions of the Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 19.1, the appointment of the Servicer as custodian shall be terminated by the Trustee, or by the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 19.1.
As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.





                                    XII-8

                                 ARTICLE XIII


                  Administration and Servicing of Receivables

                 Section 13.1 Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to Section 14.4. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with





                                    XIII-1
ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                 Section 13.2 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. The Servicer may grant extensions, rebates, or adjustments on a Receivable, which shall not, for the purposes of the Agreement (other than Section 13.6 hereof), modify the original due dates and amounts of the Scheduled Payments. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

                 Section 13.3 Realization Upon Receivables. On behalf of the Trust, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                 Section 13.4    [Reserved]

                 Section 13.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Fi-





                                    XIII-2
nanced Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

                 Section 13.6 Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the Annual Percentage Rate with respect to any Receivable, nor shall the Servicer modify the number or amount of Scheduled Payments under a Receivable.

                 Section 13.7 Purchase of Receivables Upon Breach. (a) The Servicer or the Trustee shall inform the other party promptly, in writing, upon the discovery of any breach pursuant to Section 13.2, 13.5 or 13.6. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as determined by the Trustee (which shall include any Receivable as to which a breach of Section 13.6 has occurred). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 14.5. For purposes of this Section 13.7, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances on the Receivable. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 13.2, 13.5 or 13.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 13.7.

                 (b) In the event that the Obligor with respect to a Receivable shall have been declared bankrupt and at such time or thereafter the Servicer's records relating to such Receivable shall record that the periodic payment thereon has been reduced at or since such declaration and that such Receivable has been extended





                                     XIII-3
beyond April 30, 2000, the Servicer shall pay an amount equal to the amount of a prepayment which would cause such a reduction in the amount of the new periodic payment over the remainder of the original scheduled life of the Receivable.

                 Section 13.8 Servicer Fee. The Servicer shall be entitled to any interest earned on the amounts deposited in the Collection Account and the Payahead Account during such Collection Period plus all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78's" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78's"), and other administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables during such Collection Period (the "Supplemental Servicing Fee"). The Servicer also shall be entitled to the Servicing Fee, as provided herein.

                 Section 13.9 Servicer's Certificate. (a) On or about the tenth day of each calendar month, the Servicer shall deliver to the Trustee (with a copy to each of the rating agencies requested to provide a rating on the Class A Certificates) a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 14.6 (including, if required, withdrawals from or deposits to the Payahead Account and Advances by the Servicer pursuant to Section 14.4) for the Collection Period preceding the date of such Servicer's Certificate, and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 14.9. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in Schedule A of the Agreement).

                          (b)        On or about the fifth (but in no event
later than the tenth) calendar day of each calendar month, the servicer shall deliver to the underwriter(s) of the Class A Certificates the Class A Certificate Factor as of the close of business on the Distribution Date occurring in that month.





                                     XIII-4

                 Section 13.10 Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Trustee and to each of the rating agencies requested by the Seller or an affiliate to provide a rating on the Class A Certificates which is then rating the Class A Certificates, on or before April 30 of each year beginning April 30, 1996, an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in Section 13.11 may be obtained by any Certificateholder by a request in writing to the Trustee ad- dressed to the Corporate Trust Office.

                          (b)  The Servicer shall deliver to the Trustee
and to each of the rating agencies requested by the Seller or an affiliate to provide a rating on the Class A Certificates which is then rating the Class A Certificates, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 19.1. The Seller shall deliver to the Trustee and to each of such rating agencies then rating the Class A Certificates, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 19.1.

                 Section 13.11 Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller or to Ford Motor Credit Company, to deliver to the Trustee and each of the rating agencies then rating the Class A Certificates on or before April 30 of each year





                                     XIII-5
beginning April 30, 1996 with respect to the prior calendar year a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in the Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

                 The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                 Section 13.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders access to the Receivables Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 13.12.

                 Section 13.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.





                                     XIII-6

                              ARTICLE ARTICLE XIV


                  Distributions; Subordination Spread Account;
                        Statements to Certificateholders

                 Section 14.1 Accounts. (a) The Servicer shall establish the Collection Account and the Certificate Account in the name of the Trustee for the benefit of the Certificateholders, and shall establish the Payahead Account in the name of the Trustee on behalf of the Obligors. The Collection Account and the Payahead Account shall be segregated trust accounts initially established with the Trustee and maintained with the Trustee so long as (i) the deposits of the Trustee have the Required Deposit Rating or (ii) the Collection Account and the Payahead Account are maintained in the Corporate Trust Department of the Trustee; provided, however, that all amounts held in the Collection Account and the Payahead Account shall, to the extent permitted by applicable laws, rules, and regulations, be invested as directed by the Servicer by the bank or trust company then maintaining the accounts in interest-bearing time deposits of such bank or trust company (provided that such investments shall have the Required Deposit Rating) that mature not later than the Distribution Date for the Collection Period to which such amounts relate and any such time deposits so acquired shall be held until maturity and provided, further that if the Servicer is required to remit collections daily to the Collection Account pursuant to Section 14.2 then such remittances, and any remittances to the Payahead Account, shall be invested at the written direction of the Servicer as to specific investments in investments rated A-1+ by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. or in other investments as may be permitted by each of such rating agencies, in each case maturing in immediately available funds on the Distribution Date next succeeding the date of investment. Such written direction shall certify that any such investment is authorized by this Section. The Certificate Account shall be a segregated trust account established and maintained with the Trustee, and the amounts in such account shall not be invested. Should the short-term unsecured debt obligations of the Trustee no longer have the Required Deposit Rating then, unless the Collection Account and the Payahead Account are maintained in the Corporate Trust Department of the Trustee, the Servicer shall as soon as is reason-





                                    XIV-1
ably practical, with the Trustee's assistance as necessary, cause the Collection Account and the Payahead Account (i) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating or (ii) to be moved to the Corporate Trust Department of the Trustee.

                          (b)  Notwithstanding the provisions of clause (a)
above and of the third paragraph of Section 14.6(a), for so long as (i) Ford Motor Credit Company is the Servicer, (ii) the rating of Ford Motor Credit Company's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and is at least A-1 by Standard & Poor's Ratings Group and (iii) no Event of Default shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as each Monthly Remittance Condition is satisfied, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Certificate Account in accordance with Section 14.6(a)(ii). At any time as any Monthly Remittance Condition is not satisfied, the Servicer shall deposit in the Payahead Account the amount of any Payaheads then held or received by it (which amount shall be at least equal to the Payahead Balance as of the close of business on the last day of the immediately preceding Collection Period). Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from each rating agency which has an outstanding rating on the Class A Certificates and was requested by the Seller or an affiliate to rate the Class A Certificates that such alternative remittance schedule will not result in the downgrading or withdrawal by such rating agencies of the ratings then assigned to the Class A Certificates. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the first sentence of this Section 14.1(b) that would require remittance of the Payaheads to the Payahead Account unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Offic-





                                     XIV-2
er's Certificate or from the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or unless a Trustee Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

                 Section 14.2 Collections. The Servicer shall remit daily to the Collection Account (i) all payments by or on behalf of the Obligors (including Payaheads on the Receivables but excluding Purchased Receivables) and (ii) all Liquidation Proceeds, both as collected during the Collection Period. Ford Motor Credit Company, so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 14.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 14.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the related Distribution Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from each rating agency which has an outstanding rating on the Class A Certificates and was requested by the Seller or an affiliate to rate the Class A Certificates that such alternative remittance schedule will not result in the downgrading or withdrawal by such rating agencies of the ratings then assigned to the Class A Certificates. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or a Trustee Officer in the Corporate Trust Office with





                                     XIV-3
knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article XIV the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

                 Section 14.3 Application of Collections. For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections for the Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied by the Servicer as follows:

                 Payments by or on behalf of the Obligor which are not late fees, prepayment charges, or other administrative fees and expenses, or similar charges, applied in accordance with Section 13.8 shall be applied first to reduce Outstanding Advances made with respect to such Receivable, as described in Section 14.4(a) below. Next, any excess shall be applied to the Scheduled Payment with respect to such Receivable. Finally, any remaining excess (except partial prepayments which cause a reduction in the Obligor's periodic payment to below the Scheduled Payment as of the Cutoff Date) shall be added to the Payahead Balance, and shall be applied to prepay the Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any remaining excess payments shall constitute a Payahead, and shall increase the Payahead Balance.

                 Section 14.4 Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Receivable (other than a Purchased Receivable) after application under 14.3 shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, the Payahead Balance, if any, with respect to such Receivables shall be applied by the Servicer to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly.
Next, subject to the following sentence, the Servicer shall make an Advance of any remaining shortfall. The Servicer will be





                                     XIV-4
obligated to make an Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that the Advance shall be recoverable from subsequent collections or recoveries on any Receivable. With respect to each Receivable, the Advance shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payments of the Purchase Amount.

                          If the Servicer shall determine that an Outstanding
Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

                          (b)        In the event that an Obligor shall prepay
a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest, for the month of prepayment, at the Annual Percentage Rate, the Servicer shall make an unreimbursable advance of the amount of such interest.

                 Section 14.5 Additional Deposits. The Servicer shall deposit in the Collection Account the aggregate Advances pursuant to Section 14.4(a) and the aggregate advances pursuant to Section 14.4(b). To the extent that the Servicer fails to make an advance pursuant to Section 14.4(b) on the date required, the Class A Agent shall withdraw such amount from the Subordination Spread Account and deposit such amount in the Collection Account. The Servicer and the Seller shall deposit in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Sections 21.2 and 13.7(b). All such deposits with respect to a Collection Period shall be made, in immediately available funds, on the Distribution Date related to such Collection Period.

                 Section 14.6    Distributions.

                          (a)  On each Distribution Date, the Trustee shall
cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:





                                     XIV-5

                                    (i)    From the Collection Account to the
         Certificate Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that in the event that the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 14.2, the amount of the funds transferred from the Collection Account to the Certificate Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

                                   (ii)    From the Payahead Account, or from
         the Servicer in the event the provisions of Section 14.1(b) above are applicable, to the Certificate Account, in immediately available funds, (x) the portion of Payaheads constituting Scheduled Payments or prepayments in full, required by Sections 14.3 and 14.4(a), and (y) the Payahead Balance, if any, relating to any Purchased Receivable.

                                  (iii)    From the Certificate Account to the
         Payahead Account, or to the Servicer in the event the provisions of Sections 14.1(b) above are applicable, in immediately available funds, the aggregate Payaheads required by Section 14.3 for the Collection Period related to such Distribution Date.

                                   (iv)    From the Certificate Account to the
         Servicer, in immediately available funds, repayment of Outstanding Advances pursuant to Section 14.4(a).

                          (b)  Prior to each Distribution Date, the Servicer
shall on each Determination Date calculate the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount and the Class B Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, determine the amount distributable to Certificateholders of each Class.





                                     XIV-6

                          (c)  On each Distribution Date, the Trustee (based on
the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 13.9) shall, subject to subsection (d) hereof, make the following distributions in the following order of priority:

                                (i)  first, to the Servicer, from the
         Available Interest, the Servicer Fee and all unpaid Servicer Fees from prior Collection Periods;

                               (ii)  second, to the Class A
         Certificateholders:

                                        (A)    from the Class A Percentage of
         the Available Interest (except as provided in the proviso to subsection (d)(i) below) (as such Available Interest has been reduced by Servicer Fee payments), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date (plus, to the extent not otherwise provided for, interest on such Class A Interest Carryover Shortfall at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, to the extent permitted by law);

                                        (B)    from the Class A Percentage of
         the Available Principal, an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date;

                              (iii) third, to the Class B Certificateholders subject to Section 14.7(d) below:

                                        (A)    from the Available Interest (as
         such Available Interest has been reduced by payments pursuant to clauses (i) and (ii) above), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Short-





                                     XIV-7
         fall as of the close of the preceding Distribution Date; and

                                        (B)    from the Class B Percentage of
         the Available Principal, an amount equal to the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date;

provided, however, that amounts otherwise distributable to the Class B Certificateholders shall instead be deposited by the Trustee in the Subordination Spread Account to the extent provided in Section 14.7(c) hereof to cover any Subordination Spread Account deficiency resulting from payments on such Distribution Date from the Subordination Spread Account pursuant to
Section 14.6(d) or otherwise.

                          (d)  The rights of the Class B Certificateholders to
receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicer Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. Such subordination shall be effected as follows, and all payments shall be effected pursuant to clause (i) below prior to any payments pursuant to clause (ii):

                                    (i)    If the Class A Percentage of the
         Available Interest (as such Available Interest has been reduced by Servicer Fee payments) is less than the sum of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall (including interest on such Shortfall as provided in paragraph
         (c)(ii)(A) above) from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Available Interest; second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account; and third, if such amounts are insufficient,





                                     XIV-8
         from the Class B Percentage of the Available Principal; provided, however, that if the amount required to be advanced by the Servicer pursuant to Section 14.4(b) for the Collection Period shall not have been advanced by the Servicer, the resulting shortfall shall be allocated pro rata among the Class A Certificates and the Class B Certificates and any such shortfall with respect of the Class A Certificates (and any Class A Carryover Shortfalls attributable thereto) shall be paid only from amounts that are or become available in the Subordination Spread Account after giving effect to any deposit thereto on such day. Upon either the written instructions of the Servicer or the written instructions of the Trustee (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 13.9), the Class A Agent shall release from the amounts available in the Subordination Spread Account the amounts required pursuant to Section 14.6(c)(ii) above and distribute such amounts to the Trustee.

                                   (ii)    If the Class A Percentage of the
         Available Principal is less than the sum of the Class A Principal Distributable Amount and any Class A Principal Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Available Principal; second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account; and third, if such amounts are insufficient, from the Class B Percentage of the Available Interest. Upon either the written instructions of the Servicer or the written instructions of the Trustee (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 13.9), the Class A Agent shall release from the amounts available in the Subordination Spread Account the amounts required pursuant to



                                    XIV-9

         Section 14.6(c)(ii) above and distribute such amounts to the Trustee.

                          (e)  Subject to Section 21.1 respecting the final
payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of any Class of record on the preceding Record Date either by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the Seller or a Clearing Agency and shall have provided to the Servicer appropriate instructions prior to such Distribution Date, or, if not, by check mailed to such Certificateholder (such check to be mailed as soon as reasonably practicable on or after such Distribution Date) at the address of such holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such holder's Certificates.

                 Section 14.7 Subordination; Subordination Spread Account; Priority of Distributions.

                          (a)  (i)  In order to effectuate the subordination
provided for herein, there shall be established and maintained with the Class A Agent a separate trust account (the "Subordination Spread Account") to include the money and other property deposited and held therein pursuant to this subsection 14.7(a)(i) and subsection 14.7(a)(ii). The Subordination Spread Account shall be maintained in the name "Chemical Bank, as Class A Agent." On the date of issuance of the Certificates, the Seller shall deposit the Subordination Initial Deposit, if any, into the Subordination Spread Account. The Subordination Spread Account shall not be part of the Trust. Each of the Class A Certificateholders, on behalf of itself and its successors and assigns (including, but not limited to, any future Holder of a Class A Certificate) hereby appoints Chemical Bank, acting in its capacity as agent for the purposes of this Section 14.7 and not as Trustee, with respect to the Subordination Spread Account and the Subordination Spread Account Property (the "Class A Agent"), and the Class A Agent hereby accepts such appointment.





                                    XIV-10

                                   (ii)    In order to provide for the prompt
         payment to the Class A Certificateholders and the Servicer, in accordance with subsections 14.6(c) and 14.6(d), to give effect to the subordination provided for herein, and to assure availability of the amounts maintained in the Subordination Spread Account:

                                        (A)    The Seller, as initial holder of
         the Class B Certificates, hereby sells, conveys, and transfers to the Class A Agent and its successors and assigns, the Subordination Initial Deposit and all proceeds thereof, subject, however, to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount provided for in
         Section 14.6 and this Section; and

                                        (B)    The Seller, as initial holder of
         the Class B Certificates, on behalf of itself and its successors and assigns hereby sells, conveys, and transfers to the Class A Agent, all its right, title, and interest in and to the Subordination Spread Account, subject, however, to the limitations set forth below, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Subordination Spread Account (whether in the form of deposit accounts, Physical Property, book-entry securities, or otherwise) subject, however, to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount provided for in Section 14.6 and this Section;

(all of the foregoing, subject to the limitations set forth below, the "Subordination Spread Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Class A Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 14.7. The Class A Agent hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Subordination Spread Account Property





                                    XIV-11
in accordance with the terms and provisions of this Section 14.7.

                                    (i)    The trust established pursuant to
         this Section 14.7 shall not under any circumstances be deemed to be part of or otherwise includable in the Trust.

                          (b)  On each Distribution Date, if the amount of the
Subordination Spread Account (after giving effect to all payments to be made from such Account pursuant to Section 14.6(d) on such Date) is less than the Specified Subordination Spread Account Balance for such Distribution Date, the Servicer shall instruct the Trustee, after payment of any amounts required to be distributed to Class A Certificateholders and the Servicer, to withhold from amounts otherwise distributable to the Class B Certificateholders and not otherwise distributed to Class A Certificateholders or the Servicer and deposit in the Subordination Spread Account all such amounts, or such lesser amounts as are sufficient to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance. For purposes of calculating the Class B Certificate Balance, any amounts so deposited will be deemed to have been paid to the Class B Certificateholders. Subject to Section 14.7(d), if the amount of the Subordination Spread Account (after taking into account any withdrawals therefrom pursuant to Section 14.7(e)) is greater than the Specified Subordination Spread Account Balance for such Distribution Date, the Class A Agent shall upon the written instruction of the Servicer release to the Trustee and, the Trustee at the instruction of the Servicer, shall distribute the amount of the excess to the Class B Certificateholders on a pro rata basis in accordance with their ownership of the Class B Certificates. Amounts properly distributed to the Class B Certificateholders pursuant to this Section 14.7(c), either directly from the Certificate Account without deposit in the Subordination Spread Account or from the Subordination Spread Account, shall be deemed released from the trust established by this Section 14.7, and Class B Certificateholders shall in no event thereafter be required to refund any such distributed amounts.

                          (c)  (i)  Amounts held in the Subordination Spread
Account shall be invested in the manner





                                    XIV-12
specified in Section 14.1(a), in accordance with written instructions from the holders of Class B Certificates evidencing not less than 51% of the Class B Certificate Balance or their designee, and such investments shall not be sold or disposed of prior to their maturity. All such investments shall be made in the name of the Class A Agent or its nominee and all income and gain realized thereon shall be solely for the benefit of the Class B Certificateholders and shall be payable by the Class A Agent to the Class B Certificateholders on each Distribution Date.

                                   (ii)    With respect to the Subordination
         Spread Account Property, the Class B Certificateholders and the Class A Agent agree that:

                                        (A)    Any Subordination Spread Account
         Property that is held in deposit accounts shall be held solely in the name of the Class A Agent at one or more depository institutions having the Required Deposit Rating. Each such Deposit Account shall be subject to the exclusive custody and control of the Class A Agent, and the Class A Agent shall have sole signature authority with respect thereto.

                                        (B)    Any Subordination Spread Account
         Property that constitutes Physical Property shall be delivered to the Class A Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Class A Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Class A Agent.

                                        (C)    Any Subordination Spread Account
         Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Class A Agent, pending maturity or disposition, through continued book-entry registration of such Subordination





                                    XIV-13

         Spread Account Property as described in such paragraph.

                                        (D)    Property of a type which is not
         capable of being delivered to the Class A Agent in accordance with the definition of "Delivery" shall not constitute Subordination Spread Account Property.

                 Effective upon Delivery of any Subordination Spread Account Property in the form of Physical Property or book-entry securities, the Class A Agent shall be deemed to have represented that it has purchased such Subordination Spread Account Property for value, in good faith, and without notice of any adverse claim thereto.

                                  (iii) Investment earnings attributable to the
         Subordination Spread Account Property and proceeds therefrom shall be held by the Class A Agent for the benefit of the Class B Certificateholders. Investment earnings attributable to the Subordination Spread Account Property shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Class A Certificateholders or the Servicer. The Class A Agent shall cause all investment earnings attributable to the Subordination Spread Account to be distributed on each Distribution Date to the Class B Certificateholders. Notwithstanding the foregoing, the Subordination Spread Account may contain at any time uninvested cash in an amount not to exceed the maximum amount insured by the FDIC without giving rise to any obligation to withdraw such cash from the Subordination Spread Account. Realized losses, if any, on investment of the Subordination Spread Account Property shall be charged first against undistributed investment earnings attributable to the Subordination Spread Account Property and then against the Subordination Spread Account Property.

                                        (iv)    The Class A Agent shall not
         enter into any subordination or inte-





                                    XIV-14
         rcreditor agreement with respect to the Subordination Spread Account Property.

                          (d)  If the Servicer pursuant to Section 14.4
determines on any Determination Date that it is required to make an Advance and does not do so from its own funds, the Servicer shall promptly instruct the Class A Agent in writing to withdraw funds, in an amount specified by the Servicer, from the Subordination Spread Account and deposit them in the Certificate Account maintained with the Trustee to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section
14.4 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Class A Agent, and the Servicer shall within two Business Days replace any funds in the Subordination Spread Account so used.

                          (e)  Upon termination of this Agreement in accordance
with Section 21.2, any amounts on deposit in the Subordination Spread Account shall be paid to the then holders of the Class B Certificates.

                 Section 14.8 Net Deposits. For so long as (i) Ford Motor Credit Company shall be the Servicer, (ii) the Servicer shall be entitled pursuant to Section 14.2 to remit collections on a monthly rather than daily basis, and (iii) the Servicer shall be entitled pursuant to Section 14.1(b) to retain Payaheads rather than deposit them in the Payahead Account, Ford Motor Credit Company (in whatever capacity) may make the remittances pursuant to Sections 14.2 and 14.5 above, net of amounts to be distributed to Ford Motor Credit Company (in whatever capacity) pursuant to Section 14.6(c). Nonetheless, the Servicer shall account for all of the above described remittances and distributions except for the Supplemental Servicing Fee in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

                 Section 14.9 Statements to Class A Certificateholders. On each Distribution Date, the Trustee shall include with each distribution to each Class A Certificateholder, a statement (which statement shall also be provided to each rating agency then rating the Class A Certificates) based on information in the Servicer's Certificate furnished pursuant to Section 13.9,





                                    XIV-15
setting forth for the Collection Period relating to such Distribution Date the following information:

                                    (i)    the amount of such distribution
         allocable to principal;

                                   (ii)    the amount of such distribution
         allocable to interest;

                                  (iii)    the Pool Balance as of the close of
         business on the last day of the preceding Collection Period;

                                   (iv)    the amount of the Servicing Fee paid
         to the Servicer with respect to the related Collection Period and the Class A Certificateholder's Class A Percentage of the Servicing Fee and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date;

                                    (v)    the amount of the Class A Principal
         and Interest Carryover Shortfalls, if any, on such Distribution Date and the change in the Class A Principal and Interest Carryover Shortfalls from the preceding Distribution Date;

                                   (vi)    the Class A Certificate Factor and
         Class B Certificate Balance as of such Distribution Date;

                                  (vii)    the amount otherwise distributable
         to the Class B Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

                                 (viii)    the balance of the Subordination
         Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preceding Distribution Date;

                                   (ix)    the aggregate Payahead Balance and
         the change in such balance from the preceding Distribution Date; and





                                    XIV-16

                                    (x)    the amount of Advances on such
         Distribution Date.

Each amount set forth pursuant to subclauses (i), (ii), (iv) or (v) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

                 Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a holder of a Class A Certificate, a statement containing the sum of the amounts set forth in clauses (i), (ii), (iv) and (v) and such other information, if any, as the Servicer determines is necessary to ascertain the Class A Certificateholder's share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee), for such calendar year or, in the event such Person shall have been a holder of a Class A Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.





                                    XIV-17

                                  ARTICLE XV


                            [Intentionally Omitted]



                                 ARTICLE XVI


                                The Certificates

                 Section 16.1 The Certificates. The Class A Certificates shall be issued in denominations of $1,000; the Class B Certificates shall be issued in denominations of $100,000 or in any amount in excess thereof each in fully registered form and integral multiples thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination equal to the residual amount (the "Residual Certificate"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of the chairman of the board, vice chairman of the board, any vice president, or any authorized Trust Officer of the Trustee under the Trustee's seal imprinted thereon and attested on behalf of the Trust by the manual or facsimile signature of the Secretary, any Assistant Secretary or any Trust Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                 Section 16.2 Authentication of Certificates. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in





                                    XVI-1

Exhibit A or Exhibit B hereto executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 Section 16.3 Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 16.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

                 The Class B Certificates shall initially be retained by the Seller. No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, the Class B Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee must each certify in writing to the Seller and the Trustee the facts surrounding such transfer and provide both the Seller and the Trustee with a written Opinion of Counsel in form and substance satisfactory to the Seller and the Trustee that such transfer may be made pursuant to an exemption from said Act or laws, which Opinion of Counsel shall not be an expense of the Seller or the Trustee. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

                 No transfer of a Class B Certificate shall be made unless the Class B Certificateholder desiring to effect such transfer shall have given each rating agency requested by the Seller or an affiliate to rate the Class A Certificates and which then has an outstanding rating thereon, the Seller and the Trustee prior written notice of such proposed transfer, and such rating agencies shall have notified such Class B Certificateholder, the Seller and the Trustee, in writing, that such proposed transfer will not result in the qualification, downgrading or





                                     XVI-2
withdrawal of the rating then assigned to the Class A Certificates by such rating agencies.

                 In addition to the restrictions on transfer of Class B Certificates set forth in the two immediately preceding paragraphs, no transfer of a Class B Certificate shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Seller and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel, which shall be independent outside counsel, satisfactory to the Trustee and each rating agency requested by the Seller or an affiliate to rate the Class A Certificates and which has an outstanding rating thereon in either case to the effect that the proposed transfer (x) will not result in the arrangement contemplated by this Agreement being treated as an association (or publicly traded partnership) taxable as a corporation under either (I) the Code, as from time to time in force or (II) the tax laws of the State of New York and (y) will not have any adverse effect on the Federal income taxation of the Trust or the Class A Certificateholders. The Class B Certificate shall not be transferred separately from the right to receive all amounts in the Subordination Spread Account, unless the ruling of the Internal Revenue Service or the Opinion of Counsel referred to in the preceding sentence would permit such transfer.

                 Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

                 Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder or his attorney duly authorized in writing. Each Certificate surrendered for registration





                                     XVI-3
of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.


                 No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 Section 16.4 Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and
(b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 16.4, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 16.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                 Section 16.5 Persons Deemed Owners. The Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.6 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

                 Section 16.6 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days





                                     XVI-4
after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Class A Certificates aggregating not less than 25% of the Class A Certificate Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders of such Class with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, request from the Clearing Agency and make available to such Certificateholders access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 Section 16.7 Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served.
The Trustee initially designates the Corporate Trust Office as specified in the Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                 Section 16.8 Book-Entry Certificates. The Class A Certificates, upon original issuance, (except for the Residual Certificate) will be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. The Class A Certificates delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of CEDE &





                                     XVI-5

Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates, except as provided in Section 16.10. Unless and until definitive, fully registered Class A Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 16.10:

                                    (i)    the provisions of this Section 16.8
         shall be in full force and effect;

                                   (ii)    the Seller, the Servicer, the
         Certificate Registrar, and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates) as the authorized representative of the Certificate Owners;

                                  (iii)    to the extent that the provisions of
         this Section 16.8 conflict with any other provisions of this Agreement, the provisions of this Section 16.8 shall control;

                                   (iv)    the rights of Certificate Owners
         shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 16.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

                                    (v)    whenever this Agreement requires or
         permits actions to be taken based upon instructions or directions of Holders of Class A Certificates evidencing a specified percentage of the Class A Certificate Balance the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from





                                     XVI-6

         Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Class A Certificates and has delivered such instructions to the Trustee.

                 Section 16.9 Notices to Clearing Agency. Whenever notice or other communication to the Class A Certificateholders is required under this Agreement, other than to the Holder of the Residual Certificate, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 16.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A Certificates to the Clearing Agency.

                 Section 16.10 Definitive Certificates. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 51% of the Class A Certificate Balance advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify the Clearing Agency and request that the Clearing Agency notify all Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same and that the Record Date for any Distribution Date subsequent to the issuance of Definitive Certificates will be the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs. Prior to the issuance of Definitive Certificates, the Trustee shall provide written notice to Salomon Brothers
Inc, CS First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. that, upon the issuance of Definitive Certificates, the Record Date for any Distribution Date will be the last day of the Collection Period imme-






                                     XVI-7
diately preceding the month in which such Distribution Date occurs. Upon surrender to the Trustee of the Class A Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Trustee shall not be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency.





                                     XVI-8

                                 ARTICLE XVII


                                   The Seller

                 Section 17.1 Representations of Seller. The Seller makes the following representations on which the Trustee relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee and, if applicable, any subsequent assignment or transfer pursuant to Article XV:

                                    (i)    Organization and Good Standing.  The
         Seller shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

                                   (ii)    Due Qualification.  The Seller shall
         be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                                  (iii)    Power and Authority.  The Seller
         shall have the power and authority to execute and deliver the Agreement and to carry out its terms. The Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of the Agreement shall have been





                                    XVII-1
         duly authorized by the Seller by all necessary corporate action.

                                   (iv)    Valid Sale; Binding Obligations.
         The Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                                    (v)    No Violation.  The consummation of
         the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                                   (vi)    No Proceedings.  To the Seller's
         best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: A) asserting the invalidity of the Agreement or the Certificates; B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement; C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validi-





                                     XVII-2
         ty or enforceability of, the Agreement or the Certificates; or D) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

                 Section 17.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under the Agreement.

                                    (i)    The Seller shall indemnify, defend,
         and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by the Agreement) and costs and expenses in defending against the same.

                                   (ii)    The Seller shall indemnify, defend,
         and hold harmless the Trustee from and against any loss, liability, or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement and (b) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Certificates.

                 Indemnification under this Section 17.2 shall survive the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to the Trustee pursuant to this Section and the Trustee thereafter shall





                                     XVII-3
collect any of such amounts from others, the Trustee shall repay such amounts to the Seller, without interest.

                 Section 17.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement or assumption comply with this Section 17.3 and that all conditions precedent, if any, provided for in the Agreement relating to such transaction have been complied with and (y) the Seller shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation, or succession pursuant to this Section 17.3 to each rating agency then providing a rating for the Certificates. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), or (iii) above.

       Section 17.4 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller





                                     XVII-4
shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

                 Section 17.5 Seller May Own Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" specified in Section 11.1 and except as otherwise specifically provided herein. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority, or distinction as among all of the Certificates.





                                     XVII-5

                                ARTICLE XVIII


                                  The Servicer

                 Section 18.1 Representations of Servicer. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates.
The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee and, if applicable, any subsequent assignment or transfer pursuant to Article XV:

                                    (i)    Organization and Good Standing.  The
         Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee;

                                   (ii)    Due Qualification.  The Servicer
         shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by the Agreement) shall require such qualifications;

                                  (iii)    Power and Authority.  The Servicer
         shall have the power and authority to execute and deliver the Agreement and to carry out its terms; and the execution, delivery, and performance of the Agreement shall have been duly authorized by the Servicer by all necessary corporate action;





                                   XVIII-1

                                   (iv)    Binding Obligation.  The Agreement
         shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms;

                                    (v)    No Violation.  The consummation of
         the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties; and

                                   (vi)    No Proceedings.  There are no
         proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: A) asserting the invalidity of the Agreement or the Certificates, B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or D) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.





                                    XVIII-2

                 Section 18.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

                                    (i)    The Servicer shall defend,
         indemnify, and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

                                   (ii)    The Servicer shall indemnify,
         defend, and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the transactions contemplated by the Agreement) and costs and expenses in defending against the same.

                                  (iii)    The Servicer shall indemnify,
         defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.





                                    XVIII-3

                                   (iv)    The Servicer shall indemnify,
         defend, and hold harmless the Trustee from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee; (b) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Trustee; (c) shall arise from Trustee's breach of any of its representations or warranties set forth in Sec-tion 20.14; (d) shall be one as to which the Seller is required to indemnify the Trustee; or (e) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

                 In addition to the foregoing indemnities, if the Trustee is entitled to indemnification by the Seller pursuant to Section 17.2 and the Seller is unable for any reason to provide such indemnification to the Trustee, then the Servicer shall be liable for any indemnification that the Trustee is entitled to under Section 17.2.

                 For purposes of this Section, in the event of the termination of the rights and obligations of Ford Motor Credit Company (or any successor thereto pursuant to Section 18.3) as Servicer pursuant to Section 19.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 19.2.

                 Indemnification under this Section 18.2 by Ford Motor Credit Company (or any successor thereto pursuant to Section 18.3) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity





                                    XVIII-4
payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

                 Section 18.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) succeeding to the business of the Servicer, or so long as Ford Motor Credit Company acts as Servicer, any corporation more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
18.3 and that all conditions precedent provided for in the Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 18.3 to each rating agency then providing a rating for the Certificates. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), or (iii) above.

                 Section 18.4 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the





                                    XVIII-5
directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement, or by reason of negligence in the performance of its duties under the Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

                 Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Servicer.

                 Section 18.5 Delegation of Duties. So long as Ford Motor Credit Company acts as Servicer, the Servicer may at any time without notice or consent delegate substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company. The Servicer may at any time perform specific duties as servicer under the Agreement through sub-contractors; provided that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.





                                    XVIII-6

                              ARTICLE ARTICLE XIX


                                    Default


                 Section 19.1 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

                                    (i)    Any failure by the Servicer to
         deliver to the Trustee for distribution to Certificateholders or deposit in the Subordination Spread Account any proceeds or payment required to be so delivered under the terms of the Certificates and the Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or

                                   (ii)    Failure on the part of the Servicer
         or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller (as the case may be), by the Trustee, or (2) to the Servicer or the Seller (as the case may be), and to the Trustee by the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; or

                                  (iii)    The entry of a decree or order by a
         court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective





                                    XIX-1
         affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                                   (iv)    The consent by the Servicer to the
         appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of the Class A Certificates evidencing not less than 51% of the Class A Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) (with a copy to each rating agency requested to provide a rating on the Certificates) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 19.2; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

                 The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by





                                     XIX-2
it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section 19.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

                 Section 19.2 Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 19.1 or the Servicer's resignation in accordance with the terms of the Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under the Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 19.2, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under the Agreement.





                                     XIX-3

                          (b)  Upon appointment, the successor Servicer shall
be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicer Fees and all of the rights granted to the predecessor Servicer, by the terms and provisions of the Agreement.

                          (c)  In connection with such appointment, the Trustee
may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under the Agreement. The Trustee and such successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

                 Section 19.3 Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive to the extent of available funds reimbursement for Outstanding Advances pursuant to Section 14.3 and 14.4, in the manner specified in Section 14.6, with respect to all Advances made by the predecessor Servicer.

                 Section 19.4 Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article XIX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each of the rating agencies then rating the Certificates.

                 Section 19.5 Waiver of Past Defaults. The Holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account or the Certificate Account in accordance with the Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall





                                     XIX-4
extend to any subsequent or other default or impair any right consequent thereon.





                                     XIX-5

                                  ARTICLE XX


                                  The Trustee


                 Section 20.1 Duties of Trustee. The Trustee, both prior to the occurrence of an Event of Default and after an Event of Default shall have been cured or waived, shall undertake to perform such duties as are specifically set forth in the Agreement. If an Event of Default shall have occurred and shall not have been cured or waived and, in the case of an Event of Default described in Section 19.1, the Trustee has received notice of such Event of Default pursuant to Section 13.10(b), the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 19.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

                 The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

                 The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to the Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables.

                 No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment), or its own bad faith; provided, however, that:

                                    (i)    Prior to the occurrence of an Event
         of Default, and after the curing or waiving of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in the Agreement, no implied covenants or obligations shall be read into the Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement;

                                   (ii)    The Trustee shall not be liable for
         an error of judgment made in good faith by a Trustee Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

                                  (iii)    The Trustee shall not be liable with
         respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement;

                                   (iv)    The Trustee shall not be charged
         with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 19.1, or of any failure by the Seller to comply with the obligations of the Seller referred to in Section 19.1, unless a Trustee Officer assigned to the Trustee's Corporate Trust Department obtains actual knowledge of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; and

                                    (v)    Without limiting the generality of
         this Section or Section 20.4, the Trustee shall have no duty (i) to see to any recording, filing, or depositing of the Agreement, any agreement referred to therein, or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording, filing, or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties, or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under the Agreement.

                 The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of the Agreement.

                 Section 20.2 Trustee's Certificate. Upon request of the Seller or Servicer, on or as soon as practicable after each Distribution Date on which Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to Section 20.3, the Trustee shall execute a Trustee's Certificate (in the form of Exhibit D-1 or D-2, as applicable), based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account and notices received pursuant to the Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 12.2 or purchased by the Servicer pursuant to
Section 13.7 or 21.2 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to the Seller or the Servicer, as the case may be. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation, or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title, and interest in and to such repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                 Section 20.3 Trustee's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to Section
12.2 or purchased by the Servicer pursuant to Section 13.7 or 21.2, the Trustee shall by a Trustee's Certificate (in the form of Exhibit D-1 or D-2, as applicable) assign, without recourse, representation, or warranty, to the Seller or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto.

                 Section 20.4 Certain Matters Affecting Trustee. Except as otherwise provided in Section 20.1:

                                    (i)    The Trustee may rely and shall be
         protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                                   (ii)    The Trustee may consult with counsel
         and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such Opinion of Counsel.

                                  (iii)    The Trustee shall be under no
         obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct, or defend any litigation under the Agreement or in relation to the Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby; nothing contained in the Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                                   (iv)    The Trustee shall not be liable for
         any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement.

                                    (v)    Prior to the occurrence of an Event
         of Default and after the curing or waiving of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                                   (vi)    The Trustee may execute any of the
         trusts or powers hereunder or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder or of the Servicer in its capacity as Servicer or custodian.

                                  (vii)    Subsequent to the sale of the
         Receivables by the Seller to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 20.1, and the Trustee may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in the Agree-ment with respect to the Receivables and the Receivable Files.

                 Section 20.5 Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement, including, without limitation: the existence, condition, location, and ownership of any Financed Vehicle; the review of any Receivable File therefor; the existence and enforceability of any physical damage insurance thereon; the existence and contents of any Receivable or any Receivable File or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable or any Receivable File; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under the Agreement. Except with respect to a claim based on the fail-ure of the Trustee to perform its duties under the Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of the Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement.
The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables. Any obligation of the Trustee to give any notice or statement to any rating agency hereunder shall constitute only a best efforts obligation and such notice or statement shall be so provided only as a matter of courtesy and accommodation, the Trustee having no liability to any rating agency or any other Person for any failure to so provide such notice or statement. The Trustee may rely on the accuracy of such certification until it receives from the Seller an Officer's Certificate superseding such certification.

                 Section 20.6 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

                 Section 20.7 Trustee's Fees and Expenses. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the Trustee's powers and duties under the Agreement, and the Servicer, shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of the Agreement except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith, and the Servicer shall indemnify the Trustee for, and hold it harmless against any loss, liability, or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Agreement. Additionally, the Seller, pursuant to Section 17.2, and the Servicer, pursuant to Section 18.2, respectively, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 20.4 shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 20.7 shall survive the termination of this Agreement.

                 Section 20.8 Indemnity of Trustee and Class A Agent. The Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, fee, disbursement, or expense (including any compensation or expense referred to in Section 20.7) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement to the extent that (i) the Trustee shall not be entitled to indemnity for such loss, liability, fee, disbursement, or expense by the Seller pursuant to Section 17.2 or Section 20.7, the Servicer pursuant to Section 18.2, or the Certificateholders pursuant to Section 20.4; (ii) such loss, liability, fee, disbursement, or expense shall not have been incurred by reason of the Trustee's willful misfeasance, bad faith, or negligence (except for errors in judgment); and (iii) such loss, liability, fee, disbursement, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 20.14. The Class A Agent shall be indemnified by the Servicer and held harmless against any loss, liability, fee, disbursement, or expense arising out of or incurred in connection with the acceptance or performance of its duties contained in the Agreement except to the extent that such loss, liability, fee, disbursement, or expense shall have been incurred by reason of the Class A Agent's willful misfeasance or gross negligence; provided, however, that notwithstanding the foregoing, the Class A Agent shall be entitled to indemnification pursuant to this Section 20.8 with respect to any actions of the Class A Agent taken in accordance with the written instructions of the Servicer or of the Trustee pursuant to Sections 14.7(d)(i) or 14.7(d)(ii).

                 Section 20.9 Eligibility Requirements for Trustee. The Trustee under the Agreement shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office as specified in the Agreement; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 20.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 20.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 20.10.

                 Section 20.10 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 20.9 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee and shall promptly pay all fees owed to the outgoing Trustee.

                 Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 20.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 20.11 and payment of all fees and expenses owed and any other amounts due hereunder to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the rating agencies then rating the Certificates.

                 Section 20.11 Successor Trustee. Any successor Trustee appointed pursuant to Section 20.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses and any other amounts due it hereunder deliver to the successor Trustee all documents and statements and monies held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

                 No successor Trustee shall accept appointment as provided in this Section 20.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 20.9.

                 Upon acceptance of appointment by a successor Trustee pursuant to this Section 20.11, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                 Section 20.12 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 20.9, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding.

                 Section 20.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 20.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 20.9 and no notice of a successor trustee pursuant to Section 20.11 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 20.11.

                 Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                    (i)    All rights, powers, duties, and
         obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                                   (ii)    No trustee under the Agreement shall
         be personally liable by reason of any act or omission of any other trustee under the Agreement;

                                  (iii)    The Servicer and the Trustee acting
         jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                                   (iv)    All duties owed hereunder to the
         Trustee by the Servicer shall be deemed to be owed to each separate trustee and co-trustee.

                 Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article XX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                 Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 Section 20.14 Representations and Warranties of Trustee. The Trustee shall make the following representations and warranties on which the Seller and Certificateholders shall rely:

                                    (i)    The Trustee is a New York
         corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

                                   (ii)    The Trustee has full corporate
         power, authority, and legal right to execute, deliver, and perform the Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of the Agreement.

                                  (iii)    The Agreement shall have been duly
         executed and delivered by the Trustee.

                 Section 20.15 Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

                 Section 20.16 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                 Section 20.17 Suits for Enforcement. If an Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 20.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable, or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 Section 20.18 Rights of Certificateholders to Direct Trustee. Holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 20.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Trustee Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

                                 ARTICLE XXI


                                  Termination

                 Section 21.1 Termination of the Trust. The respective obligations and responsibilities of the Seller, the Servicer, and the Trustee created hereby and the Trust created by the Agreement shall terminate upon (i) the purchase as of the last day of any Collection Period by the Servicer at its option, pursuant to Section 21.2, of the corpus of the Trust and the subsequent distribution to Certificateholders pursuant to Section 14.6 of the amount required to be deposited pursuant to Section 21.2 or (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurley David Smith, currently residing in Clarkston, Michigan, living on the date of the Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 21.1.

                 Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts





                                    XXI-1
distributable on such Distribution Date pursuant to Section 14.6.

                 In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Edison Institute, Dearborn, Michigan.

                 Section 21.2 Optional Purchase of All Receivables. On the last day of any Collection Period as of which the Pool Factor shall be less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 14.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee, and shall succeed to all interests in and to the Trust.





                                     XXI-2

                                 ARTICLE XXII


                            Miscellaneous Provisions

                 Section 22.1 Amendment. The Agreement may be amended by the Seller, the Servicer, the Trustee and the Class A Agent, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement, or to add any other provisions with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. The Agreement also may be amended by the Seller, the Servicer, the Trustee and the Class A Agent, without the consent of any of the Certificateholders, to provide for the transfer of the Class B Certificates; provided, however, that the conditions specified in the third and fourth paragraphs of Section 16.3 shall be satisfied prior to such transfer; provided, further, that such amendment shall not change the timing of or the amount of any distributions that the Class A Certificateholders are entitled to receive hereunder.

                 The Agreement may also be amended from time to time by the Seller, the Servicer, the Trustee and the Class A Agent with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions





                                    XXII-1
that shall be required to be made on any Certificate or change the Pass Through Rate or the Specified Subordinated Spread Account Balance or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

                 Prior to the execution of any such amendment or consent, the Servicer will provide and the Trustee shall distribute written notification of the substance of such amendment or consent to each of the rating agencies then rating the Certificates.

                 Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

                 It shall not be necessary for the consent of Certificateholders pursuant to this Section 22.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

                 Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement and the Opinion of Counsel referred to in Section 22.2(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.


                 Section 22.2    Protection of Title to Trust.

                          (a)  The Seller shall execute and file such financing
statements and cause to be executed and filed such continuation statements, all in such manner





                                     XXII-2
and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                          (b)  Neither the Seller nor the Servicer shall change
its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                          (c)  The Seller and the Servicer shall give the
Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                          (d)  The Servicer shall maintain accounts and records
as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account and Payahead Account in respect of such Receivable.

                          (e)  The Servicer shall maintain its computer systems
so that, from and after the time of sale under the Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate





                                     XXII-3
clearly the interest of the particular grantor trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

                          (f)  If at any time the Seller or the Servicer shall
propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                          (g)  The Servicer shall permit the Trustee and its
agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

                          (h)  Upon request, the Servicer shall furnish to the
Trustee, within twenty Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                          (i)  The Servicer shall deliver to the Trustee:

                                        (1)    promptly after the execution and
         delivery of the Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating





                                     XXII-4
         that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                                        (2)    within 90 days after the
         beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

                 Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                          (j)  The Seller shall, to the extent required by
applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

                          (k)  For the purpose of facilitating the execution of
the Agreement and for other purposes, the Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                 Section 22.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise





                                     XXII-5
affect the rights, obligations, and liabilities of the parties to the Agreement or any of them.

                 No Certificateholder shall have any right to vote (except as provided in Section 22.1 or 19.5) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything in the Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

                 No Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Seller's or the Servicer's failure to remit payments when due hereunder, or (ii) the Holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section or
Section 19.5; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under the Agreement except in the manner provided in the Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement





                                     XXII-6
of the provisions of this Section 22.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 Section 22.4 GOVERNING LAW. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 22.5 Notices. All demands, notices, and communications upon or to the Seller, the Servicer, the Trustee, or any rating agency under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in the Agreement, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Trustee, (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (d) in the case of Standard & Poor's Ratings Group, at the following address: Standard & Poor's Ratings Group, 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department.
Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

                 Section 22.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of the Agreement or of the Certificates or the rights of the Holders thereof.





                                     XXII-7

                 Section 22.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 17.3 and 18.3 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Class A Certificates evidencing not less than 66-2/3% of the Class A Certificate Balance.

                 Section 22.8 Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 16.2 or Section 16.3, Certificates shall be deemed fully paid.

                 Section 22.9 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction.

                 Section 22.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 Section 22.11 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article XXII, no other person will have any right or obligation hereunder.





                                     XXII-8

                 Section 22.12    Actions by Certificateholders.
                (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Certificateholders, such action, notice, or instruction may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

                          (b)  Any request, demand, authorization, direction,
notice, consent, waiver, or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                *    *    *    *





                                    XXII-9

                                                                       EXHIBIT A

[FORM OF CLASS A CERTIFICATE -- SEE REVERSE FOR CERTAIN DEFINITIONS]

[The following legend to be inserted if this Certificate is issued to CEDE & Co.:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                        FORD CREDIT 1995-A GRANTOR TRUST

                    5.90% ASSET BACKED CERTIFICATE, CLASS A


         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Ford Credit Auto Receivables Corporation.

         (This Certificate does not represent an interest in or obligation of Ford Credit Auto Receivables Corporation or Ford Motor Credit Company or any of their respective affiliates thereof, except to the extent described below.)

NUMBER [R-]                                                     CUSIP 34527WAA0
                                                                $_____________



             THIS CERTIFIES THAT ____________ is the registered owner of a ___________________________ dollars nonassessable, fully-paid, fractional undivided interest in the Ford Credit 1995-A Grantor Trust (the "Trust") formed by Ford Credit Auto

Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1995 (the "Agreement"), among the Seller, Ford Motor Credit Company, as Servicer (the "Servicer"), and Chemical Bank, as Trustee (the "Trustee") and as Class A Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "5.90% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "5.90% Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class A Certificates is 93.5%. This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on or after July 1, 1995, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Liquidation Proceeds) securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain other items financed by the obligors, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement and any and all proceeds of the foregoing.

            Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 15, 1995 to the person in whose name this Class A Certificate is registered at either the close of business on the fourteenth day of the current calendar month or, after the issuance of Definitive Certificates pursuant to the Agreement, the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs (the "Record Date"), such Class A Certificateholder's fractional undivided interest in the lesser of (a) the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall (plus interest on such Class A Interest Carryover Shortfall at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, to the extent permitted by law and, with respect to the Class A Interest Distributable Amount only, to the extent provided in the Agreement) and any Class A Principal Carryover Shortfall and (b) the sum of (i) the Total Available Amount (but with respect to the Class A Interest Distributable Amount only to the extent provided in the Agreement) and (ii) amounts available in the Subordination Spread Account.

            The holder of this Class A Certificate by virtue of the acceptance hereof assents to the appointment, pursuant to Section 14.7 of the Agreement, of Chemical Bank acting solely as agent, and not as Trustee, for such holder with respect to the Subordination Spread Account and the Subordination Spread Account Property.

            Distributions on this Class A Certificate will be made by the Trustee by check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for the Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York. The Record Date otherwise applicable to such distribution shall not be applicable.

            Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.

                                              FORD CREDIT 1995-A GRANTOR
                                                TRUST

                                              By: CHEMICAL BANK, as Trustee

                                              By: _________________________
                                                    Name:
                                                    Title:

DATED:

[SEAL]

ATTEST:

_________________________
      TRUST OFFICER


            This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                                   CHEMICAL BANK, as Trustee

                                                   By: _______________________
                                                       Authorized Officer

                           [Reverse of Certificate]


            The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class, evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

            The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof; however, one Certificate may be issued in a denomination equal to the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

            The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the original aggregate principal balance of the Receivables.

            The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT



     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



______________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


______________________________________________________________________ Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:



                                              __________________________*
                                              Signature Guaranteed




                                              __________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

[FORM OF CLASS B CERTIFICATE -- SEE REVERSE FOR CERTAIN DEFINITIONS]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT. EACH HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT IT HAS ASSIGNED, SOLD, CONVEYED AND TRANSFERRED ALL ITS RIGHT, TITLE AND INTEREST IN AND TO THE SUBORDINATION SPREAD ACCOUNT AND THE SUBORDINATION SPREAD ACCOUNT PROPERTY IN ACCORDANCE WITH SECTION 14.7 OF THE AGREEMENT.

                        FORD CREDIT 1995-A GRANTOR TRUST

                    5.90% ASSET BACKED CERTIFICATE, CLASS B



   evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Ford Credit Auto Receivables Corporation.

   (This Certificate does not represent an interest in or obligation of Ford Credit Auto Receivables Corporation or Ford Motor Credit Company or any of their respective affiliates thereof, except to the extent described below.)


NUMBER
R-1
                                                                      $_________


   THIS CERTIFIES THAT Ford Credit Auto Receivables Corporation is the registered owner of a ______________________________ dollars and ________ cents nonassessable, fully-paid, fractional undivided interest in the Ford

Credit 1995-A Grantor Trust (the "Trust") formed by Ford Credit Auto Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1995 (the "Agreement"), among the Seller, Ford Motor Credit Company, as Servicer (the "Servicer"), and Chemical Bank, as Trustee (the "Trustee") and as Class A Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "5.90% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "5.90% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class B Certificates is 6.5%. This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment sale contracts for new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on or after July 1, 1995, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Liquidation Proceeds) securing the Receivables, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain other items financed by the obligors, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class B Certificates are subordinated to the rights of the holders of the Class A Certificates, as set forth in the Agreement.

   Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 15, 1995, to the person in whose name this Class B Certificate is registered at either the close of business on the fourteenth day of the current calendar month or, after the issuance of Definitive Certificates pursuant to the Agreement, the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs (the "Record Date"), such Class B Certificateholder's fractional undivided interest in the lesser of (a) the sum of the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and any Class B Principal Carryover Shortfall and (b) the sum of (i) the Total Available Amount and (ii) amounts available in the Subordination Spread Account in excess of the Specified Subordinated Spread Account Balance for the next succeeding Distribution Date, in each case after giving effect to (A) the amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certif-icates and (B) the amounts required to be deposited in the Subordination Spread Account and to pay the Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer on such Distribution Date.

   Each holder of this Class B Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class B Certificate are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any unpaid Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. Each holder of this Class B Certificate acknowledges and agrees that, in order to give effect to the subordination provisions provided in the Agreement, it has assigned, sold, conveyed and transferred all its right, title and interest in and to the Subordination Spread Account on the terms and conditions set forth in the Agreement.

   Distributions on this Class B Certificate will be made by the Trustee by wire transfer, check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final dis-tribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

   Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                        IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.


                                           FORD CREDIT 1995-A GRANTOR TRUST


                                           CHEMICAL BANK, as Trustee



DATED:__________                           By: ______________________________
                                                Name:
                                                Title:

[SEAL]

ATTEST:


__________________
   Trust Officer



             This is one of the Class B Certificates referred to
                      in the within-mentioned Agreement.



                                       CHEMICAL BANK, as Trustee




                                       By: ___________________________
                                                Authorized Officer

                            [Reverse of Certificate]

   The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class, evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

   The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $100,000 and integral multiples thereof; however, one Certificate may be issued in a denomination equal to the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.
   The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

   The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than 10% of the original aggregate principal balance of the Receivables.

   The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT



   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



_________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)


________________________________________________________   the within
Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________ Attorney to transfer said
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:



                                                     __________________________*
                                                        Signature Guaranteed

                                                     __________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                     EXHIBIT C


                                   [DTC LOGO]


           BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                       (WITHOUT OWNER OPTION TO REDEEM)/
          OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES


                           Letter of Representations
                    [To be Completed by Issuer and Trustee]

                          ___________________________
                                [Name of Issuer]

                        _______________________________
                               [Name of Trustee]


                                                                   ____ __, 199_


Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

               Re:     ______________________________________________
                       ______________________________________________
                       ______________________________________________


Ladies and Gentlemen:

               This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ____ __, 199_ (the "Document"). _______________________
("Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

               To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

               1. Prior to closing on the Securities on ____ __, ____, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in

The Depository Trust Company
____ __, 199_
Page 2



         the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

               3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                       Manager:  Call Notification Department
                       The Depository Trust Company
                       711 Stewart Avenue
                       Garden City, NY 11530-4719

               4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-

The Depository Trust Company
____ __, 199_
Page 3



1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                       Manager, Reorganization Department
                       Reorganization Window
                       The Depository Trust Company
                       7 Hanover Square, 23rd Floor
                       New York, NY 10004-2695

               5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

               6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                       Manager:  Announcements
                       Dividend Department
                       The Depository Trust Company
                       7 Hanover Square; 22nd Floor
                       New York, NY 10004-2695

               7.      [NOTE:  ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND
CROSS OUT THE OTHER:]   [The interest accrual period is record date to record
date.] [The interest accrual period is payment date to payment date.]

               8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                       Manager;  Cash  Receipts
                       Dividend Department
                       The Depository Trust Company
                       7 Hanover Square; 24th Floor
                       New York, NY  10004-2695

               9. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:]

The Depository Trust Company
____ __, 199_
Page 4



        Securities Eligible for DTC's Same-Day Funds Settlement
("SDFS") System. Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

        Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS") System. Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                       NDFS Redemptions Manager
                       Reorganization/Redemptions Department
                       The Depository Trust Company
                       7 Hanover Square; 23rd Floor
                       New York, NY  10004-2695

               10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

               11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

               12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

               13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

               14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

The Depository Trust Company
____ __, 199_
Page 5





               15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.


Notes:                                                                  Very truly yours,
A.  If there is a Trustee (as defined in this Letter of
Representations), Trustee as well as Issuer must sign this              ____________________________________________
Letter.  If there is no Trustee, in signing this Letter                                      (Issuer)
Issuer itself undertakes to perform all of the
obligations set forth herein.                                           By:_________________________________________
                                                                               (Authorized Officer's Signature)
B.  Schedule B contains statements that DTC believes
accurately describe DTC, the method of effecting book-
entry transfers of securities distributed through DTC, and              _____________________________________________
certain related matters.                                                                    (Trustee)

                                                                        By:
                                                                        _____________________________________________
                                                                               (Authorized Officer's Signature)




 Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:________________________________________

cc:      Underwriter
         Underwriter's Counsel

                                                                    SCHEDULE A


                                (Describe Issue)

CUSIP               Principal Amount         Maturity Date        Interest Rate

                                                                     SCHEDULE B


                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                  (PREPARED BY DTC--BRACKETED MATERIAL MAY BE
                       APPLICABLE ONLY TO CERTAIN ISSUES)

               1. The Depositary Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

               2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

               3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the securities is discontinued.

               4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               5. Conveyances of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              [6.     Redemption notices shall be sent to Cede & Co.  If less
than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

               7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

              [9.     A Beneficial Owner shall give notice to elect to have
its Securities purchased or tendered, through its Participant, to the [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.]

               10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

               11. The Issuer may decide to discontinue use of the system of book-entry transfer through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

               12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

                                                                    EXHIBIT D-1


                             Trustee's Certificate
                            pursuant to Section 20.3
                          of the Pooling and Servicing
                                   Agreement



               Chemical Bank, as trustee (the "Trustee") of the Ford Credit 1995-A Grantor Trust created pursuant to the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of July __, 1995, among Ford Credit Auto Receivables Corporation, as Seller (the "Seller"), Ford Motor Credit Company, as Servicer and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Seller, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Seller pursuant to Section
12.2 and all security and documents relating thereto.

  IN WITNESS WHEREOF I have hereunto set my hand this ____ day of __________, 19__.



                                           _________________________

                                                                  EXHIBIT D-2


                             Trustee's Certificate
                            pursuant to Section 20.3
                          of the Pooling and Servicing
                                   Agreement



               Chemical Bank, as trustee (the "Trustee") of the Ford Credit 1995-A Grantor Trust created pursuant to the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement") dated as of July __, 1995, among Ford Credit Auto Receivables Corporation, as Seller, Ford Motor Credit Company, as Servicer (the "Servicer") and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Section
13.7 or 21.2, and all security and documents relating thereto.

  IN WITNESS WHEREOF I have hereunto set my hand this ____ day of __________, 19__.




                                                 ___________________________